Exhibit 99.1

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the following risks and the other information contained in or incorporated by reference into this prospectus, including our financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Regulation.” See “Where You Can Find More Information” and “Incorporation By Reference.” The risks described below are those that we believe are the material risks we face. Any of the risk factors described below, and others that we did not anticipate, could significantly and adversely affect our business, prospects, financial condition, results of operations, and cash flows. As a result, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to the Regulation of Our Industry

Our failure to comply with the extensive regulatory requirements governing our school could result in financial penalties, restrictions on our operations or growth, or loss of external financial aid funding for our students.

For our fiscal years ended December 31, 2007 and 2008, we derived cash receipts equal to approximately 70.2% and 74.4%, respectively, of our net revenue from tuition financed under federal student financial aid programs authorized under Title IV of the Higher Education Act of 1965, as amended, referred to in this prospectus as the Title IV programs, which are administered by the U.S. Department of Education, or the Department of Education. To participate in the Title IV programs, a school must be authorized by the appropriate state education agency or agencies, be accredited by an accrediting commission recognized by the Department of Education, and be certified as an eligible institution by the Department of Education. In addition, our operations and programs are regulated by other state education agencies and additional accrediting commissions. As a result of these requirements, we are subject to extensive regulation by the Arizona State Board for Private Postsecondary Education and education agencies of other states, the Higher Learning Commission, which is our primary accrediting commission, specialized accrediting commissions, and the Department of Education. These regulatory requirements cover the vast majority of our operations, including our educational programs, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations, and financial condition. These regulatory requirements also affect our ability to open additional schools and locations, add new educational programs, change existing educational programs, and change our corporate or ownership structure. The agencies that regulate our operations periodically revise their requirements and modify their interpretations of existing requirements. Regulatory requirements are not always precise and clear, and regulatory agencies may sometimes disagree with the way we have interpreted or applied these requirements. Any misinterpretation by us of regulatory requirements could materially adversely affect us.

If we fail to comply with any of these regulatory requirements, we could suffer financial penalties, limitations on our operations, loss of accreditation, termination of or limitations on our ability to grant degrees and certificates, or limitations on or termination of our eligibility to participate in the Title IV programs, each of which could materially adversely affect us. In addition, if we are charged with regulatory violations, our reputation could be damaged, which could have a negative impact on our stock price and our enrollments. We cannot predict with certainty how all of these regulatory requirements will be applied, or whether we will be able to comply with all of the applicable requirements in the future.

If the Department of Education does not recertify us to continue participating in the Title IV programs, our students would lose their access to Title IV program funds, or we could be recertified but required to accept significant limitations as a condition of our continued participation in the Title IV programs.

Department of Education certification to participate in the Title IV programs lasts a maximum of six years, and institutions are thus required to seek recertification from the Department of Education on a regular basis in order to continue their participation in the Title IV programs. An institution must also apply for recertification by the Department of Education if it undergoes a change in control, as defined by Department of Education regulations, and may be subject to similar review if it expands its operations or educational programs in certain ways.

Our most recent recertification, which was issued on a provisional basis in May 2005 after an extended review by the Department of Education following the change in control that occurred in February 2004, contained a number of conditions on our continued participation in the Title IV programs. At that time we were required by the Department of Education to post a letter of credit, accept restrictions on the growth of our program offerings and enrollment, and receive certain Title IV funds under the heightened cash monitoring system of payment (pursuant to which an institution is required to credit students with Title IV funds prior to obtaining those funds from the Department of Education) rather than by advance payment (pursuant to which an institution receives Title IV funds from the Department of Education in advance of disbursement to students). In 2006 and 2007, the Department of Education eliminated the letter of credit requirement, allowed the growth restrictions to expire, eliminated the heightened cash monitoring restrictions and returned us to the advance payment method. We submitted our application for recertification to participate in the Title IV programs to the Department of Education in March 2008 in anticipation of the expiration of our provisional certification on June 30, 2008. The Department of Education did not make a decision on our recertification application by June 30, 2008 and therefore our provisional certification to participate in the Title IV programs has been automatically extended on a month-to-month basis until the Department of Education makes its decision. See “Regulation — Regulation of Federal Student Financial Aid Programs — Eligibility and certification procedures.” There can be no assurance that the Department of Education will recertify us while the investigation by the Office of Inspector General of the Department of Education is being conducted, while the qui tam lawsuit is pending, or at all, or that it will not impose restrictions as a condition to approving our pending recertification application or with respect to any future recertification. See “— The Office of Inspector General of the Department of Education has commenced an investigation of Grand Canyon University, which is ongoing and which may result in fines, penalties, other sanctions, and damage to our reputation in the industry” and “— A qui tam lawsuit has been filed against us alleging, among other things, that we have improperly compensated certain of our enrollment counselors, and we may incur liability, be subject to sanctions, or experience damage to our reputation as a result of this lawsuit.” If the Department of Education does not renew or withdraws our certification to participate in the Title IV programs at any time, our students would no longer be able to receive Title IV program funds. Similarly, the Department of Education could renew our certification, but restrict or delay our students’ receipt of Title IV funds, limit the number of students to whom we could disburse such funds, or place other restrictions on us that could be similar to, or more or less restrictive than, the restrictions that Department of Education imposed on us in connection with our recertification in 2005. Any of these outcomes would have a material adverse effect on our enrollments and us.

The Office of Inspector General of the Department of Education has commenced an investigation of Grand Canyon University, which is ongoing and which may result in fines, penalties, other sanctions, and damage to our reputation in the industry.

The Office of Inspector General of the Department of Education is responsible for, among other things, promoting the effectiveness and integrity of the Department of Education’s programs and operations, including compliance with applicable statutes and regulations. The Office of Inspector General performs investigations of alleged violations of law, including cases of alleged fraud and abuse, or other identified vulnerabilities, in programs administered or financed by the Department of Education. On August 14, 2008, the Office of Inspector General served an administrative subpoena on Grand Canyon University requiring us to provide certain records and information related to performance reviews and salary adjustments for all of our enrollment counselors and managers from January 1, 2004 to the present. The Office of Inspector General’s investigation is focused on whether we have compensated any of our enrollment counselors or managers in a manner that violated the Title IV statutory requirements or the related Department of Education regulations concerning the payment of incentive compensation based on success in securing enrollments or financial aid. See “Regulation — Regulation of Federal Student Financial Aid Programs — Incentive compensation rule.”

We have been cooperating with the Office of Inspector General to facilitate its investigation and have completed production of all requested documents. We cannot presently predict the ultimate outcome of the investigation or any liability or other sanctions that may result. The outcome of the Office of Inspector

General investigation may depend in part on information contained in the materials we produced or information or testimony provided by former employees or other third parties.

The Department of Education may impose fines and other monetary penalties as a result of a violation of the incentive compensation law and such fines and other monetary penalties may be substantial. In addition, the Department of Education retains the authority to impose other sanctions on an institution for violations of the incentive compensation law. The possible effects of a determination of a regulatory violation are described more fully in “Regulation — Regulation of Federal Student Financial Aid Programs — Potential effect of regulatory violations.” Any such fine or other sanction could damage our reputation and impose significant costs on us, which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

A qui tam lawsuit has been filed against us alleging, among other things, that we have improperly compensated certain of our enrollment counselors, and we may incur liability, be subject to sanctions, or experience damage to our reputation as a result of this lawsuit.

On September 11, 2008, we were served with a qui tam lawsuit that had been filed against us in August 2007, in the United States District Court for the District of Arizona by a then-current employee on behalf of the federal government. All proceedings in the lawsuit had been under seal until September 5, 2008, when the court unsealed the first amended complaint, which had been filed on August 11, 2008. A qui tam case is a civil lawsuit brought by one or more individuals (a “relator”) on behalf of the federal government for an alleged submission to the government of a false claim for payment. The relator, often a current or former employee, is entitled to a share of the government’s recovery in the case. A qui tam action is always filed under seal and remains under seal until the government decides whether to intervene in the case. If the government intervenes, it takes over primary control of the litigation. If the government declines to intervene in the case, the relator may nonetheless elect to continue to pursue the litigation at his or her own expense on behalf of the government. In our case, the qui tam lawsuit was initially filed under seal in August 2007 and was unsealed and served on us following the government’s decision not to intervene at that time.

The qui tam lawsuit alleges, among other things, that we violated the False Claims Act by knowingly making false statements, and submitting false records or statements, from at least 2001 to the present, to get false or fraudulent claims paid or approved, and asserts that we have improperly compensated certain of our enrollment counselors in violation of the Title IV law governing compensation of such employees, and as a result, improperly received Title IV program funds. See “Regulation — Regulation of Federal Student Financial Aid Programs — Incentive compensation rule.” The complaint specifically alleges that some of our compensation practices with respect to our enrollment personnel, including providing non-cash awards, have violated the Title IV law governing compensation. While we believe that our compensation policies and practices at issue in the complaint have not been based on success in enrolling students in violation of applicable law, the Department of Education’s regulations and interpretations of the incentive compensation law do not establish clear criteria for compliance in all circumstances and some of our practices, including in respect of non-cash awards, have not been within the scope of any specific “safe harbor” provided in the compensation regulations. The complaint seeks treble the amount of unspecified damages sustained by the federal government in connection with our receipt of Title IV funding, a civil penalty for each violation of the False Claims Act, attorneys’ fees, costs, and interest. We filed a motion to dismiss this case in November 2008, which was denied by the court in February 2009, and we have continued to vigorously contest this lawsuit. If it were determined that any of our compensation practices violated the incentive compensation law, we could experience an adverse outcome in the qui tam litigation and be subject to substantial monetary liabilities, fines, and other sanctions, any of which could have a material adverse effect on our business, prospects, financial condition and results of operations and could adversely affect our stock price. We cannot presently predict the ultimate outcome of this qui tam case or any liability or other sanctions that may result. It is possible that during the course of the litigation or the related Office of Inspector General investigation other information may be discovered that would adversely affect the outcome of the litigation.

Pursuant to the court’s mandatory scheduling order, we have entered into settlement discussions with respect to the qui tam matter with the relator. In connection with such discussions, we are negotiating for a comprehensive settlement that would include, among other things, the resolution by the Office of Inspector General of its investigation. Accordingly, any such settlement would need to be approved not only by the relator, but by the U.S. Department of Justice (which has authority to approve settlements of False Claims Act matters), and the Department of Education. While we cannot assure you that this matter will be settled on terms acceptable to us or at all, we do not believe that any potential settlement, if in the amount (which we believe is generally in the range of other settlements of similar qui tam litigation against other for-profit education companies) and on the terms currently under discussion, will materially adversely affect our business, operations, or liquidity, although any charge taken in connection with such a potential settlement would likely be material to our operating results and cash flow for the periods affected by the charge. If such settlement does not occur, we would continue to vigorously defend this lawsuit.

Congress may change the eligibility standards or reduce funding for the Title IV programs, which could reduce our student population, revenue, and profit margin.

Political and budgetary concerns significantly affect the Title IV programs. The Higher Education Act, which is the federal law that governs the Title IV programs, must be periodically reauthorized by Congress, and was most recently reauthorized in August 2008. The new law contains numerous revisions to the requirements governing the Title IV programs. See “Regulation — Regulation of Federal Student Financial Aid Programs.” In addition, Congress must determine funding levels for the Title IV programs on an annual basis, and can change the laws governing the Title IV programs at any time. Because a significant percentage of our revenue is derived from the Title IV programs, any action by Congress that significantly reduces Title IV program funding or our ability or the ability of our students to participate in the Title IV programs, or otherwise requires us to modify our practices with respect to Title IV programs, could increase our costs of compliance, reduce the ability of some students to finance their education at our institution, require us to seek to arrange for other sources of financial aid for our students, and materially decrease our student enrollment, each of which could have a material adverse effect on us.

If we do not meet specific financial responsibility standards established by the Department of Education, we may be required to post a letter of credit or accept other limitations in order to continue participating in the Title IV programs, or we could lose our eligibility to participate in the Title IV programs.

To participate in the Title IV programs, an institution must either satisfy specific quantitative standards of financial responsibility prescribed by the Department of Education, or post a letter of credit in favor of the Department of Education and possibly accept operating restrictions as well. These financial responsibility tests are applied to each institution on an annual basis based on the institution’s audited financial statements, and may be applied at other times, such as if the institution undergoes a change in control. These tests may also be applied to an institution’s parent company or other related entity. The operating restrictions that may be placed on an institution that does not meet the quantitative standards of financial responsibility include being transferred from the advance payment method of receiving Title IV funds to either the reimbursement or the heightened cash monitoring system, which could result in a significant delay in the institution’s receipt of those funds. For example, when we were recertified by the Department of Education to participate in the Title IV programs in May 2005, the Department of Education reviewed our fiscal year 2004 audited financial statements and advised us that our composite score under the Department of Education’s financial responsibility formula reflected financial weakness. As a result of this and other concerns about our administrative capability, the Department of Education required us to post a letter of credit, accept restrictions on the growth of our program offerings and enrollment, and receive Title IV funds under the heightened cash monitoring system of payment rather than by advance payment. In 2006 and 2007, the Department of Education eliminated each of these requirements and restrictions. However, if, in the future, we fail to satisfy the Department of Education’s financial responsibility standards, we could experience increased regulatory compliance costs or delays in our receipt of Title IV funds because we could be required to post a letter of credit or be subjected to operating restrictions, or both. Our failure to secure a letter of credit in these circumstances could cause us to lose our ability to participate in the Title IV programs, which would materially adversely affect us.

If we do not comply with the Department of Education’s administrative capability standards, we could suffer financial penalties, be required to accept other limitations in order to continue participating in the Title IV programs, or lose our eligibility to participate in the Title IV programs.

To continue participating in the Title IV programs, an institution must demonstrate to the Department of Education that the institution is capable of adequately administering the Title IV programs under specific standards prescribed by the Department of Education. These administrative capability criteria require, among other things, that the institution has an adequate number of qualified personnel to administer the Title IV programs, has adequate procedures for disbursing and safeguarding Title IV funds and for maintaining records, submits all required reports and financial statements in a timely manner, and does not have significant problems that affect the institution’s ability to administer the Title IV programs. If we fail to satisfy any of these criteria, the Department of Education may assess financial penalties against us, restrict the manner in which we receive Title IV funds to us, require us to post a letter of credit, place us on provisional certification status, or limit or terminate our participation in the Title IV programs, any of which could materially adversely affect us.

We would lose our ability to participate in the Title IV programs if we fail to maintain our institutional accreditation, and our student enrollments could decline if we fail to maintain any of our accreditations or approvals.

An institution must be accredited by an accrediting commission recognized by the Department of Education in order to participate in the Title IV programs. We have institutional accreditation by the Higher Learning Commission, which is an accrediting commission recognized by the Department of Education. To remain accredited, we must continuously meet accreditation standards relating to, among other things, performance, governance, institutional integrity, educational quality, faculty, administrative capability, resources, and financial stability. We were reaccredited by the Higher Learning Commission in 2007, and the next scheduled comprehensive evaluation will be conducted in 2016-2017. While, during the 2007 reaccreditation process, the Higher Learning Commission concluded that we were in compliance with its accreditation standards, it did note certain deficiencies to be addressed by us. See “Regulation — Accreditation.” In February 2009, we filed a monitoring report with the Higher Learning Commission addressing our progress in resolving these deficiencies and in March 2009, we received notification from the Higher Learning Commission that our report was accepted and that no further reports are required. The Higher Learning Commission is currently reviewing our request to operate at nine additional off-campus sites. If we fail to satisfy any of the Higher Learning Commission’s standards, we could lose our accreditation by the Higher Learning Commission, which would cause us to lose our eligibility to participate in the Title IV programs and could cause a significant decline in our total student enrollments and have a material adverse effect on us. In addition, many of our individual educational programs are also accredited by specialized accrediting commissions or approved by specialized state agencies. If we fail to satisfy the standards of any of those specialized accrediting commissions or state agencies, we could lose the specialized accreditation or approval for the affected programs, which could result in materially reduced student enrollments in those programs and have a material adverse effect on us.

If we do not maintain our state authorization in Arizona, we may not operate or participate in the Title IV programs.

A school that grants degrees or certificates must be authorized by the relevant education agency of the state in which it is located. We are located in the state of Arizona and are authorized by the Arizona State Board for Private Postsecondary Education. State authorization is also required for our students to be eligible to receive funding under the Title IV programs. To maintain our state authorization, we must continuously meet standards relating to, among other things, educational programs, facilities, instructional and administrative staff, marketing and recruitment, financial operations, addition of new locations and educational programs, and various operational and administrative procedures. If we fail to satisfy any of these standards, we could lose our authorization by the Arizona State Board for Private Postsecondary Education to offer our educational programs, which would also cause us to lose our eligibility to participate in the Title IV programs and have a material adverse effect on us.

If any of the education regulatory agencies that regulate us do not approve or delay their approval of any transaction involving us that constitutes a “change in control,” our ability to operate or participate in the Title IV programs may be impaired.

If we experience a change in control under the standards of the Department of Education, the Higher Learning Commission, the Arizona State Board for Private Postsecondary Education, or any other applicable state education agency or accrediting commission, we must notify and/or seek the approval of each such agency. These agencies do not have uniform criteria for what constitutes a change in control. Transactions or events that typically constitute a change in control include significant acquisitions or dispositions of the voting stock of an institution or its parent company, and significant changes in the composition of the board of directors of an institution or its parent company. Some of these transactions or events may be beyond our control. Our failure to obtain, or a delay in receiving, approval of any change in control from the Department of Education, the Higher Learning Commission, or the Arizona State Board for Private Postsecondary Education could impair our ability to operate or participate in the Title IV programs, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. Our failure to obtain, or a delay in receiving, approval of any change in control from any other state in which we are currently licensed or authorized, or from any of our specialized accrediting commissions, could require us to suspend our activities in that state or suspend offering the applicable programs until we receive the required approval, or could otherwise impair our operations. The potential adverse effects of a change in control could influence future decisions by us and our stockholders regarding the sale, purchase, transfer, issuance, or redemption of our stock, which could discourage bids for your shares of our stock and could have an adverse effect on the market price of your shares.

In connection with our initial public offering in November 2008, we submitted a description of the offering to the Department of Education, including a description of a proxy and voting agreement that certain of our stockholders entered into upon completion of the public offering, pursuant to which Brent D. Richardson, our Executive Chairman, and Christopher C. Richardson, our General Counsel and a director (collectively, the “Richardson Voting Group”), controlled the voting power of approximately 42.9% of our total outstanding voting stock after the initial public offering. See “Certain Relationships and Related Transactions — Voting Agreement.” Based on this description, the Department of Education concluded that the initial public offering did not result in a change in control under the Department of Education’s regulations. The Higher Learning Commission did consider our initial public offering to be a change in control under its policies and, while it approved our consummation of the offering, it informed us that it would conduct a site visit to confirm the appropriateness of the approval and to evaluate whether we continue to meet the Higher Learning Commission’s eligibility criteria. The Higher Learning Commission conducted its site visit in March 2009 and determined, among other things, that the initial public offering was conducted in a manner that did not disrupt our ongoing operations and that no further action would be required as a result of the change in control. As a result, the Higher Learning Commission formally approved the change in control in June 2009. In addition, we notified the Arizona State Board for Private Postsecondary Education of our initial public offering and, based on our communications with that agency, we do not believe that our initial public offering constituted a change in control under Arizona law. We also notified other accrediting commissions and state agencies, as we believed necessary, of our initial public offering and the reasons why we believed the offering did not constitute a change in control under their respective standards, or to determine what was required if any such commission or agency did consider the offering to constitute a change in control. None of the other accrediting commissions and state agencies that we notified of our initial public offering has advised us that it concluded that the offering constituted a change in control under its policies or that it required us to take any further action.

With respect to publicly-traded corporations, like us, Department of Education regulations provide that a change in control occurs if either: (i) there is an event that would obligate the corporation to file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, disclosing a change in control, or (ii) the corporation has a stockholder that owns, or has voting control over, at least 25% of the total outstanding voting stock of the corporation and is the largest stockholder of the corporation, and that stockholder ceases to own, or have voting control over, at least 25% of such stock or ceases to be the largest stockholder. The Higher Learning Commission adopted new policies and procedures with respect to changes in control in June 2009, and one such policy provides that an institution is considered to undergo a change in control if a person or group increases or decreases its control of shares to greater than or less than 25% of the total outstanding shares of the stock of a parent corporation that owns or controls the accredited institution and, in such event, requires the institution to obtain its approval in advance of the change. In addition, the standards of the Arizona State Board for Private Postsecondary Education provide that an institution that is owned by a publicly-traded corporation whose control is vested in the voting members of the board of directors, like us, undergoes a change in control if 50% or more of the voting members of the board of directors change within a 12-month period or the chief executive officer of the corporation changes. Based on the number of shares of common stock expected to be sold by us and the selling stockholders in this offering, we believe that the Richardson Voting Group will continue to have voting power over 25% or more of our total outstanding voting stock after the completion of the offering and that this offering will not constitute a change in control under the Department of Education’s regulations or the Higher Learning Commission’s policies. In addition, because no such changes with respect to our board of directors or chief executive officer will occur in connection with this offering, we believe that this offering will not constitute a change in control under the rules of the Arizona State Board for Private Postsecondary Education.

Even if this offering will not constitute a change of control under the Department of Education’s regulations or the Higher Learning Commission’s policies, under the terms of the voting agreement with the Richardson Voting Group, if any person party to the voting agreement transfers shares covered by the proxy in registered or open-market sales, the proxy is no longer effective as to such shares. Accordingly, the number of shares over which the Richardson Voting Group will continue to hold voting power pursuant to the voting agreement will decrease over time as shares held by other parties to the voting agreement are sold, and we may not be aware of these sales since many of the shares subject to the voting agreement are held in “street name.” If at any time in the future, as a result of such future registered or open-market sales, the number of shares over which the Richardson Voting Group holds voting power falls below 25%, a change in control will occur. At that point, with respect to the Department of Education, we will lose our eligibility to participate in the Title IV programs and must apply to the Department of Education in order to reestablish such eligibility. If we file the required application and follow other procedures, the Department of Education may temporarily certify us on a provisional basis following the change in control, so that our students retain access to Title IV program funds until the Department of Education completes its full review. In addition, the Department of Education will extend such temporary provisional certification if we timely file other required materials. While we expect to file all such applications and other materials within applicable deadlines, there is no assurance that we will be able to do so because we cannot be certain of the percentage of stock that is subject to the Richardson Voting Group at any given time in order to be certain if and when the Richardson Voting Group falls below the applicable 25% threshold. If we fail to meet any of these application and other deadlines, our certification will expire and our students will not be eligible to receive Title IV program funds until the Department of Education completes its full review, which commonly takes several months and may take longer. If the Department of Education approves our application after a change in control, it will certify us on a provisional basis for a period of up to approximately three years, although we cannot predict how the Department of Education will process this provisional recertification or what restrictions may be imposed if such change in control occurs while we remain on month-to-month status and subject to the ongoing investigation by the Office of Inspector General of the Department of Education or the qui tam lawsuit. See “Regulation — Regulatory Standards that May Restrict Institutional Expansion or Other Changes — Change in ownership resulting in a change in control.”

With respect to the Higher Learning Commission, if we anticipate that the number of shares over which the Richardson Voting Group holds voting power will fall below 25% at any time in the future, we would be required to obtain the approval of the Higher Learning Commission before such event occurs. However, because we may be unaware when such event occurs, we would plan to seek the cooperation of the Higher Learning Commission to allow us to arrange an appropriate review procedure at that time since there may not be an opportunity to obtain the Higher Learning Commission’s advance review and approval, as is typically required by its policies. In that circumstance, we cannot predict whether the Higher Learning Commission would impose any limitations or conditions on us, or identify any compliance issues related to us in the context of the change in control process, that could result in our loss of accreditation by the Higher Learning Commission. Any such loss of accreditation would result in our loss of eligibility to participate in the Title IV programs and cause a significant decline in our student enrollments.

If a substantial number of our students cannot secure Title IV loans as a result of decreased lender participation in the Title IV programs or if lenders increase the costs or reduce the benefits associated with the Title IV loans they provide, we could be materially adversely affected.

The cumulative impact of recent regulatory and market developments and conditions, including the widespread disruption in the credit and financial markets, has caused some lenders to cease providing Title IV loans to students, including some lenders that previously provided our students with Title IV loans, also known as Federal Family Education program loans, or FFEL loans. Other lenders have reduced the benefits and increased the fees associated with the Title IV loans they provide. We and other schools have had to modify student loan practices in ways that result in higher administrative costs. If the cost of Title IV loans increases or availability decreases, some students may not be able to take out loans and may not enroll in a postsecondary institution. In May 2008, new federal legislation was enacted to attempt to ensure that all eligible students would be able to obtain Title IV loans in the future and that a sufficient number of lenders would continue to provide Title IV loans. Among other things, that legislation:

•	authorized the Department of Education to purchase Title IV loans from lenders, thereby providing capital to the lenders to enable them to continue making Title IV loans to students; and

•	permitted the Department of Education to designate institutions eligible to participate in a “lender of last resort” program, under which federally recognized student loan guaranty agencies would be required to make Title IV loans to all otherwise eligible students at those institutions.

While this legislation appears to have provided some stability to the marketplace for Title IV loans, it is not yet clear if it ultimately will be effective in ensuring students’ access to Title IV loans. The environment surrounding access to and cost of student loans remains in a state of flux. The Department of Education proposed new regulations regarding student loans in July 2009, which could go into effect on July 1, 2010, and Congress is in the process of considering legislation to eliminate the FFEL loan program and move all federal student lending into the Federal Direct Loan Program, known as the FDL program. The uncertainty surrounding these issues, and any resolution of these issues that increases loan costs or reduces students’ access to Title IV loans, may adversely affect our student enrollments. Although we are approved to participate in the FDL program, because a significant percentage of our revenue is derived from the Title IV programs, any action by Congress that significantly reduces Title IV program funding or our ability or the ability of our students to participate in the Title IV programs could increase our costs of compliance, reduce the ability of some students to finance their education at our institution, require us to seek to arrange for other sources of financial aid for our students and materially decrease our student enrollment, each of which could have a material adverse effect on us. In addition, a transition to the FDL program could cause disruptions in the administration of Title IV program loans to our students if we or the Department of Education encounter difficulties with the systems or processes necessary for increased FDL program loans.

Our failure to comply with new regulations promulgated by the Department of Education could result in financial penalties, or the limitation, suspension, or termination of our continued participation in the Title IV programs.

The Department of Education has been working since December 2008 to develop regulations through a negotiated rulemaking process to carry out the numerous revisions to the Title IV program regulations required by the reauthorization of the Higher Education Act in August 2008. Negotiated rulemaking is a process whereby the Department of Education consults with members of the postsecondary education community to identify issues of concern and attempts to agree on proposed regulatory revisions to address those issues before the Department of Education formally proposes any regulations. Following the conclusion of such negotiated rulemaking, in July and August 2009, the Department of Education proposed regulations relating to, among other things, the relationships between schools and lenders of both private and Title IV loans, the approval and oversight of accrediting agencies, and general programmatic requirements applicable to the Title IV programs, including the “90/10 Rule.” The Department of Education is expected to publish new final regulations by November 1, 2009, which is the required deadline in order for such regulations to take effect on July 1, 2010. In addition, in May 2009, the Department of Education announced its intent to establish new negotiated rulemaking committees that are expected to begin their discussions as soon as the fall of 2009, and to address a number of significant issues, including: compensation paid by institutions to persons or entities engaged in student recruiting or admission activities; the determination of satisfactory academic progress under different academic calendars; state authorization as a component of institutional eligibility; the definition of a credit hour for purposes of determining program eligibility status, particularly in the context of awarding Pell Grants; verification of information on student financial aid applications; and the definition of a high school diploma as a condition of a student’s eligibility for Title IV aid.

The issues addressed in the regulations that have been or are expected to be proposed by the Department of Education, as well as the issues to be addressed in the upcoming negotiated rulemaking process, are broad and complex and concern a number of significant aspects of the Title IV programs, including eligibility and certification, administrative capability, school-lender relationships, the “90/10 Rule,” incentive compensation, and student loan default rates. See “Regulation — Regulation of Student Financial Aid Programs — The 90/10 Rule.” At this time, we cannot be certain whether and to what extent any changes may affect our ability to remain eligible to participate in the Title IV programs or require us to incur additional costs in connection with our administration of the Title IV programs. Any future changes that jeopardize our eligibility to participate in some or all of the Title IV programs could materially adversely affect us.

An increase in interest rates could adversely affect our ability to attract and retain students.

For our fiscal years ended December 31, 2007 and 2008, we derived cash receipts equal to approximately 70.2% and 74.4%, respectively, of our net revenue from tuition financed under the Title IV programs, which include student loans with interest rates subsidized by the federal government. Additionally, some of our students finance their education through private loans that are not subsidized. If our students’ employment circumstances are adversely affected by regional or national economic downturns, they may be more heavily dependent on student loans. Interest rates have reached relatively low levels in recent years, creating a favorable borrowing environment for students. However, in the event interest rates increase or Congress decreases the amount available for federal student aid, our students may have to pay higher interest rates on their loans. Any future increase in interest rates will result in a corresponding increase in educational costs to our existing and prospective students, which could result in a significant reduction in our student population and revenues. Higher interest rates could also contribute to higher default rates with respect to our students’ repayment of their education loans. Higher default rates may in turn adversely impact our eligibility to participate in some or all of the Title IV programs, which could result in a significant reduction in our student population and our profitability. See “We may lose our eligibility to participate in the Title IV programs if our student loan default rates are too high” located elsewhere in “Risk Factors” for further information.

Our failure to comply with the regulatory requirements of states other than Arizona could result in actions taken by those states that could have a material adverse effect on our enrollments.

Almost every state imposes regulatory requirements on educational institutions that have physical facilities located within the state’s boundaries. These regulatory requirements establish standards in areas such as educational programs, facilities, instructional and administrative staff, marketing and recruitment, financial operations, addition of new locations and educational programs, and various operational and administrative procedures, some of which are different than the standards prescribed by the Department of Education or the Arizona State Board for Private Postsecondary Education. In addition, several states have sought to assert jurisdiction over educational institutions offering online degree programs that have no physical location in the state but that have some activity in the state, such as enrolling or offering educational services to students who reside in the state, employing faculty who reside in the state, or advertising to or recruiting prospective students in the state. State regulatory requirements for online education vary among the states, are not well developed in many states, are imprecise or unclear in some states, and can change frequently. In the future, states could coordinate their efforts in order to more aggressively attempt to regulate or restrict schools’ offering of online education.

In addition to Arizona, we have determined that our activities in certain states constitute a presence requiring licensure or authorization under the requirements of the state education agency in those states. In certain other states, we have obtained approvals to operate as we have determined necessary in connection with our marketing and recruiting activities. If we fail to comply with state licensing or authorization requirements for a state, or fail to obtain licenses or authorizations when required, we could lose our state licensure or authorization by that state or be subject to other sanctions, including restrictions on our activities in that state, fines, and penalties. The loss of licensure or authorization in a state other than Arizona could prohibit us from recruiting prospective students or offering educational services to current students in that state, which could significantly reduce our enrollments and revenues and materially adversely effect us.

State laws and regulations are not always precise or clear, and regulatory agencies may sometimes disagree with the way we have interpreted or applied these requirements. Any misinterpretation by us of these regulatory requirements or adverse changes in regulations or interpretations thereof by regulators could materially adversely affect us.

The inability of our graduates to obtain a professional license or certification in their chosen field of study could reduce our enrollments and revenues, and potentially lead to student claims against us that could be costly to us.

Many of our students, particularly those in our education and healthcare programs, seek a professional license or certification in their chosen fields following graduation. A student’s ability to obtain a professional license or certification depends on several factors, including whether the institution and the student’s program were accredited by a particular accrediting commission or approved by a professional association or by the state in which the student seeks employment. Additional factors are outside the control of the institution, such as the individual student’s own background and qualifications. If one or more states refuse to recognize a significant number of our students for professional licensing or certification based on factors relating to our institution or programs, the potential growth of those programs would be negatively impacted and we could be exposed to claims or litigation by students or graduates based on their inability to obtain their desired professional license or certification, each of which could materially adversely affect us.

Increased scrutiny and regulation by various governmental agencies of relationships between student loan providers and educational institutions and their employees have produced significant uncertainty concerning restrictions applicable to the administration of both Title IV and private student loan programs and the funding for those programs which, if not satisfactorily or timely resolved, could result in increased regulatory burdens and costs for us and could adversely affect our student enrollments.

During 2007 and 2008, both Title IV and private student loan programs came under increased scrutiny by the Department of Education, Congress, state attorneys general, and other parties. Issues that received extensive attention included allegations of conflicts of interest between some institutions and lenders that provide student loans, questionable incentives given by lenders to some schools and school employees, allegations of deceptive practices in the marketing of student loans, and schools leading students to use certain lenders. Several institutions and lenders were cited for these problems and paid several million dollars in the aggregate to settle those claims. The practices of numerous other schools and lenders were, and in some cases continue to be, examined by government agencies at the federal and state level. The Attorney General of the State of Arizona requested extensive documentation from us and other institutions in Arizona concerning student loan practices, and we provided testimony in response to a subpoena from the Attorney General of the State of Arizona about such practices. In 2008, without admitting any wrongdoing, we agreed with the Attorney General of the State of Arizona to conclude its investigation of us by executing a Letter of Assurance, whereby we agreed to conduct referrals of students to lenders in accordance with our existing policies or any new policies promulgated by the State of Arizona in the future and to reimburse the state for the costs of its investigation in the amount of approximately $20,000.

As a result of the increased scrutiny of student loan programs, Congress has passed new laws, the Department of Education and the Board of Governors of the Federal Reserve System have promulgated or proposed new and stricter regulations, and several states have adopted codes of conduct or enacted state laws that further regulate the conduct of lenders, schools, and school personnel. These new laws and regulations, among other things, limit schools’ relationships with lenders, restrict the types of services that schools may receive from lenders, prohibit lenders from providing other types of loans to students in exchange for Title IV loan volume from schools, and require schools and lenders to provide additional information to students concerning institutionally preferred lenders and the terms of available student loans. The environment surrounding access to and cost of student loans remains in a state of flux, with additional legislation and regulatory changes being considered at the state and federal levels. The Department of Education proposed new regulations regarding student loans in July 2009, which could go into effect on July 1, 2010, and Congress is considering legislation to eliminate the FFEL loan program and move all federal student lending into the FDL program. This uncertainty, and any resolution of these issues that increases loan costs or reduces students’ access to student loans, may adversely affect our student enrollments, which could have an adverse effect on us.

Government agencies, regulatory agencies, and third parties may conduct compliance reviews, bring claims, or initiate litigation against us based on alleged violations of the extensive regulatory requirements applicable to us, which could cause us to pay monetary damages, be sanctioned or limited in our operations, and expend significant resources to defend against those claims.

Because we operate in a highly regulated industry, we are subject to program reviews, audits, investigations, claims of non-compliance, and lawsuits by government agencies, regulatory agencies, students, employees, stockholders, and other third parties alleging non-compliance with applicable legal requirements, many of which are imprecise and subject to interpretation. As we grow larger, this scrutiny of our business may increase. If the result of any such proceeding is unfavorable to us, we may lose or have limitations imposed on our state licensing, accreditation, or Title IV program participation; be required to pay monetary damages (including triple damages in certain whistleblower suits); or be subject to fines, injunctions, or other penalties, any of which could have a material adverse effect on our business, prospects, financial condition, and results of operations. In this regard, we are currently subject to an investigation by the Department of Education’s Office of Inspector General, which is focused on the manner in which we have compensated our enrollment counselors and managers, and a qui tam lawsuit brought by a former employee alleging violations in the same area. See “Risk Factors — The Office of Inspector General of the Department of Education has commenced an investigation of Grand Canyon University, which is ongoing and which may result in fines, penalties, other sanctions, and damage to our reputation in the industry,” “Risk Factors — A qui tam lawsuit has been filed against us alleging, among other things, that we have improperly compensated certain of our enrollment counselors, and we may incur liability, be subject to sanctions, or experience damage to our reputation as a result of this lawsuit,” and “Regulation — Regulation of Federal Student Financial Aid Programs — Incentive compensation rule.” Claims and lawsuits brought against us, even if they are without merit, may also result in adverse publicity, damage our reputation, negatively affect the market price of our stock, adversely affect our student enrollments, and reduce the willingness of third parties to do business with us. Even if we adequately address the issues raised by any such proceeding and successfully defend against it, we may have to devote significant financial and management resources to address these issues, which could harm our business.

A decline in the overall growth of enrollment in postsecondary institutions, or in the number of students seeking degrees online or in our core disciplines, could cause us to experience lower enrollment at our schools, which could negatively impact our future growth.

According to a March 2009 report from the NCES, enrollment in degree-granting, postsecondary institutions is projected to grow 10.0% over the ten-year period ending fall 2017 to approximately

20.1 million. This growth is slower than the 25.8% increase reported in the prior ten-year period ended in fall 2007, when enrollment increased from 14.5 million in 1997 to 18.2 million in 2007. Similarly, a 2008 study by Eduventures, LLC, projects a compound annual growth rate of 12.5% in online postsecondary education enrollment over the five-year period ending fall 2013, which represents an aggregate increase in online enrollment of 1.5 million. This growth is slower than the 25.3% compound annual growth rate in the prior five-year period ending fall 2008, which represented an aggregate increase in online enrollment of 1.3 million. In addition, according to a March 2008 report from the Western Interstate Commission for Higher Education, the number of high school graduates that are eligible to enroll in degree-granting, postsecondary institutions is expected to peak at approximately 3.3 million for the class of 2008, falling in the period between 2007-08 and 2013-14 by about 150,000 in total before resuming a growth pattern for the foreseeable future thereafter. In order to maintain current growth rates, we will need to attract a larger percentage of students in existing markets and expand our markets by creating new academic programs. In addition, if job growth in the fields related to our core disciplines is weaker than expected, as a result of any regional or national economic downturn or otherwise, fewer students may seek the types of degrees that we offer. Our failure to attract new students, or the decisions by prospective students to seek degrees in other disciplines, would have an adverse impact on our future growth.

If our students were unable to obtain private loans from third-party lenders, our business could be adversely affected given our students’ reliance on such loans to satisfy their educational expenses.

During the fiscal year ended December 31, 2008, private loans to students at our school represented approximately 2.9% of our revenue (calculated on a cash basis) as compared to 5.1% of revenue in fiscal 2007. These loans were provided pursuant to private loan programs and were made available to eligible students to fund a portion of the students’ costs of education not covered by the Title IV programs and state financial aid sources. Private loans are made to our students by lending institutions and are non-recourse to us. The 2008 reauthorization of the Higher Education Act and related proposed and final regulations place significant new restrictions on the relationships between institutions and the providers of private loans, and require that certain specific terms and disclosures accompany such loans. This increased regulatory burden, coupled with recent adverse market conditions for consumer and federally guaranteed student loans (including lenders’ difficulties in reselling or syndicating student loan portfolios) have resulted, and could continue to result, in providers of private loans reducing the availability of or increasing the costs associated with providing private loans to postsecondary students. In particular, loans to students with low credit scores who would not otherwise be eligible for credit-based private loans have become increasingly difficult to obtain. Prospective students may find that these increased financing costs make borrowing prohibitively expensive and abandon or delay enrollment in postsecondary education programs. If any of these scenarios were to occur, our students’ ability to finance their education could be adversely affected and our student population could decrease, which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We are subject to sanctions if we pay impermissible commissions, bonuses, or other incentive payments to persons involved in certain recruiting, admissions, or financial aid activities.

A school participating in the Title IV programs may not provide, or contract with a third party that provides, any commission, bonus, or other incentive payment based on success in enrolling students or securing financial aid to any person involved in student recruiting or admission activities or in making decisions regarding the awarding of Title IV program funds. The Department of Education’s regulations set forth 12 “safe harbors” which describe payments and arrangements that do not violate the incentive compensation rule. The Department of Education’s regulations make clear that the safe harbors are not a complete list of permissible practices under this law. One of these safe harbors permits adjustments to fixed salary for enrollment personnel provided that such adjustments are not made more than twice during any twelve month period, and that any adjustment is not based solely on the number of students recruited, admitted, enrolled, or awarded financial aid. In addition, such safe harbors do not address non-cash awards to enrollment personnel.

As described in “Risk Factors — The Office of Inspector General of the Department of Education has commenced an investigation of Grand Canyon University, which is ongoing and which may result in fines, penalties, other sanctions, and damage to our reputation in the industry,” and in “Regulation — Regulation of Federal Student Financial Aid Programs — Incentive compensation rule,” we are currently subject to an investigation by the Department of Education’s Office of Inspector General, which is focused on the manner in which we have compensated our enrollment counselors and managers. In addition, in recent years several for-profit education companies, including us, have been faced with whistleblower lawsuits, known as “qui tam” cases, by current or former employees alleging violations of this prohibition. See “Risk Factors — A qui tam lawsuit has been filed against us alleging, among other things, that we have improperly compensated certain of our enrollment counselors, and we may incur liability, be subject to sanctions, or experience damage to our reputation as a result of this lawsuit.” While we believe that our compensation policies and practices at issue in the complaint have not been based on success in enrolling students in violation of applicable law, the Department of Education’s regulations and interpretations of the incentive compensation law do not establish clear criteria for compliance in all circumstances and some of our practices, including in respect of non-cash awards, have not been within the scope of any specific “safe harbor” provided in the compensation regulations. If the Department of Education determines as a result of the pending investigation that we have violated this law, if we are found to be liable in the pending qui tam action, or if we or any third parties we have engaged otherwise violate this law, we could be fined or sanctioned by the Department of Education, or subjected to other monetary liability or penalties that could be substantial, any of which could harm our reputation, impose significant costs on us, and have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our reputation and our stock price may be negatively affected by adverse publicity or by the actions of other postsecondary educational institutions.

In recent years, regulatory proceedings and litigation have been commenced against various postsecondary educational institutions relating to, among other things, deceptive trade practices, false claims against the government, and non-compliance with Department of Education requirements, state education laws, and state consumer protection laws. These proceedings have been brought by the Department of Education, the U.S. Department of Justice, the SEC, and state governmental agencies, among others. These allegations have attracted adverse media coverage and have been the subject of legislative hearings and regulatory actions at both the federal and state levels, focusing not only on the individual schools but in some cases on the for-profit postsecondary education sector as a whole. Adverse media coverage regarding other for-profit education companies or other educational institutions could damage our reputation, result in lower enrollments, revenues, and operating profit, and have a negative impact on our stock price. Such coverage could also result in increased scrutiny and regulation by the Department of Education, Congress, accrediting commissions, state legislatures, state attorneys general, or other governmental authorities of all educational institutions, including us.

If the percentage of our revenue that is derived from the Title IV programs is too high, we may lose our eligibility to participate in those programs.

A for-profit institution loses its eligibility to participate in the Title IV programs if, under a formula that requires cash basis accounting and other adjustments to the calculation of revenue, it derives more than 90% of its revenues from those programs in two consecutive fiscal years. The period of ineligibility covers at least the next two succeeding fiscal years and any Title IV funds already received by the institution and its students during the period of ineligibility would have to be returned to the applicable lender or the Department of Education. An institution whose rate exceeds 90% for any single year will be placed on provisional certification for at least two fiscal years. The August 2008 reauthorization of the Higher Education Act made significant changes to this revenue requirement, including certain changes to the formula used to calculate a school’s ratio. Using the Department of Education’s formula that was in effect prior to the August 2008 reauthorization of the Higher Education Act, we have calculated that, for our 2007 and 2008 fiscal years, we derived approximately 74.0% and 78.6%, respectively, of our revenue from the Title IV programs. We are currently assessing what impact, if any, the revised formula and other changes in federal law will have on our 90/10 calculation. As a result of recent changes in federal law that increased Title IV grant and loan limits, as well as the current economic downturn, which has adversely affected the employment circumstances of our students and their parents and increased their reliance on Title IV programs, we expect the percentage of our revenue that we receive from the Title IV programs to continue to increase in the future, making it more difficult for us to satisfy this requirement. Exceeding the 90% threshold such that we lost our eligibility to participate in the Title IV programs would have a material adverse effect on our business, prospects, financial condition, and results of operations.

We may lose our eligibility to participate in the Title IV programs if our student loan default rates are too high.

An institution may lose its eligibility to participate in some or all of the Title IV programs if, for three consecutive years, 25% or more of its students who were required to begin repayment on their student loans in one year default on their payment by the end of the following year. In addition, an institution may lose its eligibility to participate in some or all of the Title IV programs if the default rate of its students exceeds 40% for any single year. The August 2008 reauthorization of the Higher Education Act extends by one year the period for which students’ defaults on their loans will be included in the calculation of an institution’s default rate, a change that is expected to increase our cohort default rates. The new law also increases the threshold for an institution to lose its eligibility to participate in the relevant Title IV programs from 25% to 30% over three consecutive years, while leaving the threshold at 40% for a single year. These changes to the law take effect for institutions’ cohort default rates for federal fiscal year 2009, which are expected to be calculated and issued by the Department of Education in 2012. While our cohort default rates have historically been significantly below these levels, we cannot assure you that this will continue to be the case. For example, we expect our cohort default rate for the 2008 federal fiscal year to increase (but remain well below the Department of Education’s thresholds) due primarily to the impact of current economic conditions on our students and former students. In addition, increases in interest rates or declines in income or job losses for our students could contribute to higher default rates on student loans. Exceeding the student loan default rate thresholds and losing our eligibility to participate in the Title IV programs would have a material adverse effect on our business, prospects, financial condition, and results of operations. Any future changes in the formula for calculating student loan default rates, economic conditions, or other factors that cause our default rates to increase, could place us in danger of losing our eligibility to participate in some or all of the Title IV programs and materially adversely affect us.

We are subject to sanctions if we fail to correctly calculate and timely return Title IV program funds for students who withdraw before completing their educational program.

A school participating in the Title IV programs must calculate the amount of unearned Title IV program funds that it has disbursed to students who withdraw from their educational programs before completing such programs and must return those unearned funds to the appropriate lender or the Department of Education in a timely manner, generally within 45 days of the date the school determines that the student has withdrawn. If the unearned funds are not properly calculated and timely returned for a sufficient percentage of students, we may have to post a letter of credit in favor of the Department of Education equal to 25% of the Title IV funds that should have been returned for such students in the prior fiscal year, we may be liable for repayment of Title IV funds and related interest and we could be fined or otherwise sanctioned by the Department of Education, which could increase our cost of regulatory compliance and materially adversely affect us. Further, a failure to comply with these regulatory requirements could result in termination of our ability to participate in the Title IV programs, which would materially affect us.

We cannot offer new programs, expand our operations into certain states, or acquire additional schools if such actions are not timely approved by the applicable regulatory agencies, and we may have to repay Title IV funds disbursed to students enrolled in any such programs, schools, or states if we do not obtain prior approval.

Our expansion efforts include offering new educational programs. In addition, we may increase our operations in additional states and seek to acquire existing schools from other companies. If we are unable to obtain the necessary approvals for such new programs, operations, or acquisitions from the Department of Education, the Higher Learning Commission, the Arizona State Board for Private Postsecondary Education, or any other applicable state education agency or accrediting commission, or if we are unable to obtain such approvals in a timely manner, our ability to consummate the planned actions and provide Title IV funds to any affected students would be impaired, which could have a material adverse effect on our expansion plans. If we were to determine erroneously that any such action did not need approval or that we had all required approvals, we could be liable for repayment of the Title IV program funds provided to students in that program or at that location.

Risks Related to Our Business

Our success depends, in part, on the effectiveness of our marketing and advertising programs in recruiting new students.

Building awareness of Grand Canyon University and the programs we offer is critical to our ability to attract prospective students. It is also critical to our success that we convert prospective students to enrolled students in a cost-effective manner and that these enrolled students remain active in our programs. Some of the factors that could prevent us from successfully recruiting, enrolling, and retaining students in our programs include:

•	the reduced availability of, or higher interest rates and other costs associated with, Title IV loan funds or other sources of financial aid;

•	the emergence of more successful competitors;

•	factors related to our marketing, including the costs and effectiveness of Internet advertising and broad-based branding campaigns and recruiting efforts;

•	performance problems with our online systems;

•	failure to maintain institutional and specialized accreditations;

•	the requirements of the education agencies that regulate us which restrict schools’ initiation of new programs and modification of existing programs;

•	the requirements of the education agencies that regulate us which restrict the ways schools can compensate their recruitment personnel;

•	increased regulation of online education, including in states in which we do not have a physical presence;

•	restrictions that may be imposed on graduates of online programs that seek certification or licensure in certain states;

•	student dissatisfaction with our services and programs;

•	the results of the ongoing investigation by the Department of Education’s Office of Inspector General and the pending qui tam action regarding the manner in which we have compensated our enrollment personnel, and possible remedial actions or other liability resulting therefrom;

•	damage to our reputation or other adverse effects as a result of negative publicity in the media, in industry or governmental reports, or otherwise, affecting us or other companies in the for-profit postsecondary education sector;

•	price reductions by competitors that we are unwilling or unable to match;

•	a decline in the acceptance of online education;

•	an adverse economic or other development that affects job prospects in our core disciplines; and

•	a decrease in the perceived or actual economic benefits that students derive from our programs.

If we are unable to continue to develop awareness of Grand Canyon University and the programs we offer, and to recruit, enroll, and retain students, our enrollments would suffer and our ability to increase revenues and maintain profitability would be significantly impaired.

If we are unable to hire and train new and existing employees responsible for student recruitment, the effectiveness of our student recruiting efforts would be adversely affected.

In order to support our planned revenue growth we intend to hire, develop, and train a significant number of additional employees responsible for student recruitment and retain and continue to develop and train our current student recruitment personnel. Our ability to develop and maintain a strong student recruiting function may be affected by a number of factors, including our ability to integrate and motivate our enrollment counselors, our ability to effectively train our enrollment counselors, the length of time it takes new enrollment counselors to become productive, regulatory restrictions on the method of compensating enrollment counselors, and the competition in hiring and retaining enrollment counselors. If we are unable to hire, develop, and retain a sufficient number of qualified enrollment counselors, our ability to increase enrollments would be adversely affected.

We operate in a highly competitive industry, and competitors with greater resources could harm our business.

The postsecondary education market is highly fragmented and competitive. We compete for students with traditional public and private two-year and four-year colleges and universities and other for-profit schools, including those that offer online learning programs. Many public and private schools, colleges, and universities, including most major colleges and universities, offer online programs. We expect to experience additional competition in the future as more colleges, universities, and for-profit schools offer an increasing number of online programs. Each of these competitors may develop platforms or other technologies, including technologies such as streaming video, that allow for greater levels of interactivity between faculty and students and that are superior to the platform and technology we use, and these differences may affect our ability to recruit and retain students. Public institutions receive substantial government subsidies, and public and private non-profit institutions have access to government and foundation grants, tax-deductible contributions, and other financial resources generally not available to for-profit schools. Accordingly, public and private non-profit institutions may have instructional and support resources superior to those in the for-profit sector, and public institutions can offer substantially lower tuition prices. Some of our competitors in both the public and private sectors also have substantially greater financial and other resources than we do. We may not be able to compete successfully against current or future competitors, including with respect to our ability to acquire or compete with technologies being developed by our competitors, and may face competitive pressures that could adversely affect our business, prospects, financial condition, and results of operations. These competitive factors could cause our enrollments, revenues, and profitability to significantly decrease and could render our online delivery format less competitive or obsolete.

Capacity constraints, system disruptions, or security breaches in our online computer networks could have a material adverse effect on our ability to attract and retain students.

The performance and reliability of the infrastructure of our online operations are critical to our reputation and to our ability to attract and retain students. Any computer system disruption or failure, or a sudden and significant increase in traffic on the servers that host our online operations, may result in our online courses and programs being unavailable for a period of time. In addition, any significant failure of our computer networks or servers, whether as a result of third-party actions or in connection with planned upgrades and conversions, could disrupt our on-campus operations. Individual, sustained, or repeated occurrences could significantly damage the reputation of our online operations and result in a loss of potential or existing students. Additionally, our online operations are vulnerable to interruption or malfunction due to events beyond our control, including natural disasters and network and telecommunications failures. Our computer networks may also be vulnerable to unauthorized access, computer hackers, computer viruses, and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions to or malfunctions in operations. As a result, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by these incidents. Any interruption to our online operations could have a material adverse effect on our ability to attract students to our online programs and to retain those students.

The implementation of our new back office systems could impact our ability to timely and accurately admit students to the university and register them for classes, bill students, certify and disburse financial aid, prepare financial reports, or impact the effectiveness of our internal controls over financial reporting.

We plan to transition our online programs from a “term-based” financial aid system (where all students, including online students, begin programs and are eligible to receive financial aid at periodic start dates pursuant to a calendar-based term system) to a “borrower-based” financial aid system (where each student may begin a program and be eligible to receive financial aid at any time throughout the year). As part of this transition, we are converting our back office system from Datatel, Inc. to a series of programs developed by Campus Management Corp., including CampusVue and CampusPortal, and also implementing Microsoft’s Great Plains accounting system. These new systems are intended to allow us to manage our non-traditional online students with greater ease and flexibility by providing for rolling and flexible start dates. While we intend to maintain redundancies between our old and new systems for a period of time while we complete the conversions and ensure the that the new systems operate as intended, if we do not effectively transition our student and financial aid data to these systems or if these systems do not operate as intended, it could adversely impact the effectiveness of our internal controls over financial reporting, as well as our ability to timely and accurately admit students to the university and register them for classes, bill students, certify and disburse financial aid, and prepare financial reports. This may in turn affect our ability to comply with the Department of Education’s administrative capability standards, as discussed under “Risk Factors — If we do not comply with the Department of Education’s administrative capability standards, we could suffer financial penalties, be required to accept other limitations in order to continue participating in the Title IV programs, or lose our eligibility to participate in the Title IV programs.”

We may not be able to successfully implement our growth strategy if we are not able to improve the content of our existing academic programs or to develop new programs on a timely basis and in a cost-effective manner, or at all.

We continually seek to improve the content of our existing programs and develop new programs in order to meet changing market needs. The success of any of our programs and courses, both ground and online, depends in part on our ability to expand the content of our existing programs, develop new programs in a cost-effective manner, and meet the needs of existing and prospective students and employers in a timely manner, as well as on the acceptance of our actions by existing or prospective students and employers. We developed many of our online programs based on our existing ground programs. In the future, we may develop programs solely, or initially, for online use, which may pose new challenges, including the need to develop course content without having an existing program on which such content can be based. Even if we are able to develop acceptable new programs, we may not be able to introduce these new programs in a timely fashion or as quickly as our competitors are able to introduce competing programs. If we do not respond adequately to changes in market conditions, our ability to attract and retain students could be impaired and our business, prospects, financial condition, and results of operations could suffer.

The development and approval of new programs and courses, both ground and online, are subject to requirements and limitations imposed by the Department of Education, state licensing agencies, and the relevant accrediting commissions, and in certain cases, such as with our newly approved doctoral program in education, involves a process that can take several years to complete. The imposition of restrictions on the initiation of new educational programs by any of our regulatory agencies, or delays in obtaining approvals of such programs, may delay our expansion plans. Establishing new academic programs or modifying existing academic programs may also require us to make investments in specialized personnel, increase marketing efforts, and reallocate resources. We may have limited experience with the subject matter of new programs.

If we are unable to expand our existing programs, offer new programs on a timely basis or in a cost-effective manner, or otherwise manage effectively the operations of newly established programs, our business, prospects, financial condition, and results of operations could be adversely affected.

Our failure to keep pace with changing market needs and technology could harm our ability to attract students.

Our success depends to a large extent on the willingness of employers to employ, promote, or increase the pay of our graduates. Increasingly, employers demand that their new employees possess appropriate technical and analytical skills and also appropriate interpersonal skills, such as communication, and teamwork skills. These skills can evolve rapidly in a changing economic and technological environment. Accordingly, it is important that our educational programs evolve in response to those economic and technological changes. The expansion of existing academic programs and the development of new programs may not be accepted by current or prospective students or by the employers of our graduates. Even if we are able to develop acceptable new programs, we may not be able to begin offering those new programs in a timely fashion or as quickly as our competitors offer similar programs. If we are unable to adequately respond to changes in market requirements due to regulatory or financial constraints, unusually rapid technological changes, or other factors, the rates at which our graduates obtain jobs in their fields of study could suffer, our ability to attract and retain students could be impaired, and our business, prospects, financial condition, and results of operations could be adversely affected.

If we do not maintain existing, and develop additional, relationships with employers, our future growth may be impaired.

We currently have relationships with large school districts and healthcare systems, primarily in Arizona, and also recently began seeking relationships with national and international employers, to provide their employees with the opportunity to obtain degrees through us while continuing their employment. These relationships are an important part of our strategy as they provide us with a steady source of potential working adult students for particular programs and also serve to increase our reputation among high-profile employers. As a result of economic conditions, a number of employers we work with have reduced the extent to which they reimburse their employees for participating in our programs. If we are unable to develop new relationships, or if our existing relationships deteriorate or end as a result of current or future economic conditions affecting employers or otherwise, our efforts to seek these sources of potential working adult students will be impaired, and this could materially and adversely affect our business, prospects, financial condition, and results of operations.

Our failure to effectively manage our growth could harm our business.

Our business recently has experienced rapid growth. Growth and expansion of our operations may place a significant strain on our resources and increase demands on our executive management team, management information and reporting systems, financial management controls and personnel, and regulatory compliance systems and personnel. We may not be able to maintain or accelerate our current growth rate, effectively manage our expanding operations, or achieve planned growth on a timely or profitable basis. If we are unable to manage our growth effectively, we may experience operating inefficiencies and our earnings may be materially adversely affected.

We may be unable to finance our expansion activities, and interest and other expenses may increase.

We intend to expand the size and enhance the profile and reputation of our ground campus by, among other things, adding faculty and expanding upon and modernizing our campus infrastructure and technological capabilities over the next several years. These activities may require significant capital expenditures and may cause us to incur significant expenses, and there can be no guarantee that we will be able, or that it will be advantageous, to fund such expenditures or expenses with cash flow from operations. If we do not fund such activities with cash flow from operations, we will be required to finance such activities. Financing may take the form of, among other things, loans under a credit facility, sale-leaseback transactions, the issuance of equity securities, or a combination of the foregoing. There can be no guarantee that any such financing will be available on terms acceptable to us, or at all. Furthermore, our loan agreement contains covenants that restrict our ability to incur debt, and there can be no guarantee that we will be able to secure the consent of our lender for any financing.

If we obtain financing, we may incur increased interest or lease expenses, or other financing charges, that could have an adverse effect on our cash flow. In addition, any financing accomplished through the issuance of any additional equity securities could be dilutive to holders of our common stock. If we are unable to fund our expansion activities, our ability to implement our business plan will be adversely affected.

If we fail to maintain proper and effective disclosure controls and procedures and internal controls over financial reporting, our ability to produce accurate financial statements could be impaired, which could adversely affect our stock price, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate disclosure controls and procedures, including internal controls over financial reporting, in place so that we can produce accurate financial statements on a timely basis is a costly and time- consuming effort that needs to be re-evaluated frequently. We are continuing the process of documenting, reviewing and, if appropriate, improving our internal controls and procedures as we will eventually be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We will be required to comply with the internal controls evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act by no later than the end of our 2009 fiscal year.

Our success depends upon our ability to recruit and retain key personnel.

Our success to date has largely depended on, and will continue to depend on, the skills, efforts, and motivation of our executive officers, who generally have significant experience with our company and within the education industry. Our success also largely depends on our ability to attract and retain highly qualified faculty, school administrators, and additional corporate management personnel. We may have difficulties in locating and hiring qualified personnel and in retaining such personnel once hired. In addition, because we operate in a highly competitive industry, our hiring of qualified executives or other personnel may cause us or such persons to be subject to lawsuits alleging misappropriation of trade secrets, improper solicitation of employees, or other claims. Other than non-compete agreements of limited duration that we have with certain executive officers, we have not historically sought non-compete agreements with key personnel and they may leave and subsequently compete against us. The loss of the services of any of our key personnel, many of whom are not party to employment agreements with us, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could cause our business to suffer.

The protection of our operations through exclusive proprietary rights and intellectual property is limited, and from time to time we encounter disputes relating to our use of intellectual property of third parties, any of which could harm our operations and prospects.

In the ordinary course of our business we develop intellectual property of many kinds that is or will be the subject of copyright, trademark, service mark, patent, trade secret, or other protections. This intellectual property includes but is not limited to courseware materials and business know-how and internal processes and procedures developed to respond to the requirements of operating our business and to comply with the rules and regulations of various education regulatory agencies. We rely on a combination of copyrights, trademarks, service marks, trade secrets, domain names, and agreements to protect our intellectual property. We rely on service mark and trademark protection in the United States to protect our rights to the mark “Grand Canyon University,” as well as distinctive logos and other marks associated with our services. We rely on agreements under which we obtain rights to use course content developed by faculty members and other third party content experts, as well as license agreements pursuant to which we license the right to brand certain of our program offerings. We cannot assure you that the measures that we take will be adequate or that we have secured, or will be able to secure, appropriate protections for all of our proprietary rights in the United States or select foreign jurisdictions, or that third parties will not infringe upon or violate our proprietary rights. Unauthorized third parties may attempt to duplicate or copy the proprietary aspects of our curricula, online resource material, and other content, and offer competing programs to ours.

In particular, we license the right to utilize the name of Ken Blanchard in connection with our business school and Executive MBA programs and have spent significant resources in related branding efforts. Nevertheless, our license agreement with Blanchard Education, LLC has a fixed term and may not necessarily be extended in the future. In addition, third parties may attempt to develop competing programs or copy aspects of our curriculum, online resource material, quality management, and other proprietary content. The termination of this license agreement, or attempts to compete with or duplicate our programs, if successful, could adversely affect our business. Protecting these types of intellectual property rights can be difficult, particularly as it relates to the development by our competitors of competing courses and programs.

We may from time to time encounter disputes over rights and obligations concerning intellectual property, and we may not prevail in these disputes. In certain instances, we may not have obtained sufficient rights in the content of a course. Third parties may raise a claim against us alleging an infringement or violation of the intellectual property of that third party. Some third-party intellectual property rights may be extremely broad, and it may not be possible for us to conduct our operations in such a way as to avoid those intellectual property rights. Any such intellectual property claim could subject us to costly litigation and impose a significant strain on our financial resources and management personnel regardless of whether such claim has merit, and we may be required to alter the content of our classes or pay monetary damages, which may be significant.

We are subject to laws and regulations as a result of our collection and use of personal information, and any violations of such laws or regulations, or any breach, theft, or loss of such information, could adversely affect our reputation and operations.

Possession and use of personal information in our operations subjects us to risks and costs that could harm our business. We collect, use, and retain large amounts of personal information regarding our applicants, students, faculty, staff, and their families, including social security numbers, tax return information, personal and family financial data, and credit card numbers. We also collect and maintain personal information of our employees in the ordinary course of our business. Our services can be accessed globally through the Internet. Therefore, we may be subject to the application of national privacy laws in countries outside the U.S. from which applicants and students access our services. Such privacy laws could impose conditions that limit the way we market and provide our services.

Our computer networks and the networks of certain of our vendors that hold and manage confidential information on our behalf may be vulnerable to unauthorized access, employee theft or misuse, computer hackers, computer viruses, and other security threats. Confidential information may also inadvertently become available to third parties when we integrate systems or migrate data to our servers following an acquisition of a school or in connection with periodic hardware or software upgrades.

Due to the sensitive nature of the personal information stored on our servers, our networks may be targeted by hackers seeking to access this data. A user who circumvents security measures could misappropriate sensitive information or cause interruptions or malfunctions in our operations. Although we use security and business controls to limit access and use of personal information, a third party may be able to circumvent those security and business controls, which could result in a breach of student or employee privacy. In addition, errors in the storage, use, or transmission of personal information could result in a breach of privacy for current or prospective students or employees. Possession and use of personal information in our operations also subjects us to legislative and regulatory burdens that could require us to implement certain policies and procedures, such as the procedures we adopted to comply with the Red Flags Rule that was promulgated by the Federal Trade Commission, or FTC, under the federal Fair Credit Reporting Act and that requires the establishment of guidelines and policies regarding identity theft related to student credit accounts, and could require us to make certain notifications of data breaches and restrict our use of personal information. A violation of any laws or regulations relating to the collection or use of personal information could result in the imposition of fines against us. As a result, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by these breaches. A major breach, theft, or loss of personal information regarding our students and their families or our employees that is held by us or our vendors, or a violation of laws or regulations relating to the same, could have a material adverse effect on our reputation and result in further regulation and oversight by federal and state authorities and increased costs of compliance.

We are incurring increased costs as a result of being a public company, and the requirements of being a public company may divert management attention from our business.

We have operated as a public company since November 19, 2008. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, we are subject to a number of additional requirements, including the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, and the listing standards of Nasdaq. These requirements have caused us to incur increased costs and might place a strain on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting, and also requires that our internal controls be assessed by management and attested to by our auditors as of December 31 of each fiscal year commencing with our fiscal year ending December 31, 2009. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. As a result, our management’s attention might be diverted from other business concerns, which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

At present we derive a significant portion of our revenues and operating income from our graduate programs.

As of December 31, 2008, 52.9% of our students were graduate students, which includes master’s and doctoral students. This percentage has declined in recent periods, and we anticipate that this percentage will continue to decline over time, due to our recent growth emphasis in our undergraduate business and liberal arts programs. If we were to experience any event that adversely affected our graduate offerings or the attractiveness of our programs to prospective graduate students, our business, prospects, financial condition, and results of operations could be significantly and adversely affected.

We may incur liability for the unauthorized duplication or distribution of class materials posted online for class discussions.

In some instances, our faculty members or our students may post various articles or other third-party content on class discussion boards. Third parties may raise claims against us for the unauthorized duplication of material posted online for class discussions. Any such claims could subject us to costly litigation and impose a significant strain on our financial resources and management personnel regardless of whether the claims have merit. Our general liability insurance may not cover potential claims of this type adequately or at all, and we may be required to alter the content of our courses or pay monetary damages, which may be significant.

The provider of third-party software for our online classroom has been acquired by a competitor, and we may have difficulty maintaining the software required for our online classroom or updating it for future technological changes, which could adversely affect our performance.

Our online classroom employs the ANGEL Learning Management Suite pursuant to a license from ANGEL Learning, Inc. The ANGEL system is a web-based portal that stores, manages, and delivers course content; enables assignment uploading; provides interactive communication between students and faculty; and supplies online evaluation tools. In May 2009, ANGEL Learning, Inc. was acquired by Blackboard, Inc., a competitor in the provision of online educational software and tools. We now rely on Blackboard, Inc. for administrative support of the ANGEL system and, if Blackboard, Inc. ceased to operate or was unable or unwilling to continue to provide us with services or upgrades on a timely basis, we may have difficulty maintaining the software required for our online classroom or updating it for future technological changes. We cannot predict what effect, if any, Blackboard, Inc.’s acquisition of ANGEL Learning, Inc. will have on our use of, or the support for or the efficacy of, the ANGEL Learning Management Suite. Any failure to maintain our online classroom would have an adverse impact on our operations, damage our reputation, and limit our ability to attract and retain students.

Seasonal and other fluctuations in our results of operations could adversely affect the trading price of our common stock.

Our net revenue and operating results normally fluctuate as a result of seasonal variations in our business, principally due to changes in enrollment, and are typically lowest in our second fiscal quarter and highest in our fourth fiscal quarter. Accordingly, our results in any quarter may not indicate the results we may achieve in any subsequent quarter or for the full year. Student population varies as a result of new enrollments, graduations, and student attrition. A significant portion of our general and administrative expenses do not vary proportionately with fluctuations in revenues. We expect quarterly fluctuations in operating results to continue as a result of seasonal enrollment patterns. Such patterns may change, however, as a result of new program introductions, the timing of colloquia and events, and increased enrollments of students. These fluctuations may result in volatility or have an adverse effect on the market price of our common stock.

Our loan agreement may restrict our operations and our ability to complete certain transactions.

Our loan agreement, which we entered into in connection with the purchase of our campus in April 2009, imposes certain operating and financial restrictions on us. Without the consent of our lender, these restrictions generally limit our ability to, among other things:

•	incur additional indebtedness or liens;

•	sell, assign, lease, transfer or otherwise dispose of any part of our assets other than in the ordinary course of business;

•	make investments or capital contributions to any individual or entity;

•	enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company;

•	acquire or purchase a business or all or substantially all of the assets of a business in an aggregate amount exceeding an amount equal to 25% of our tangible net worth; and

•	engage in any business activities substantially different from our present business.

In addition, the loan agreement requires us to maintain a maximum funded debt to adjusted EBITDA ratio, a minimum basic fixed charge coverage ratio and a minimum tangible net worth ratio, in each case as such terms are defined in the loan agreement. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default in respect of the related indebtedness. If a default occurs, the affected lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable.

Our current success and future growth depend on the continued acceptance of the Internet and the corresponding growth in users seeking educational services on the Internet.

Our business relies in part on the Internet for its success. A number of factors could inhibit the continued acceptance of the Internet and adversely affect our profitability, including:

•	inadequate Internet infrastructure;

•	security and privacy concerns;

•	the unavailability of cost-effective Internet service and other technological factors; and

•	changes in government regulation of Internet use.

If Internet use decreases, or if the number of Internet users seeking educational services on the Internet does not increase, our business may not grow as planned.

Government regulations relating to the Internet could increase our cost of doing business, affect our ability to grow or otherwise have a material adverse effect on our business.

The increasing popularity and use of the Internet and other online services has led and may lead to the adoption of new laws and regulatory practices in the United States or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, fair business practices, and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws and regulations or interpretations thereof related to doing business over the Internet could increase our costs and materially and adversely affect our business, prospects, financial condition, and results of operations.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Additional federal, state, and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. We have not conducted an audit or investigation of all of our properties to determine our compliance with present requirements. Noncompliance with the ADA or FHAA could result in the imposition of fines or an award or damages to private litigants and also could result in an order to correct any non-complying feature. We cannot predict the ultimate amount of the cost of compliance with the ADA, FHAA, or other legislation. If we incur substantial costs to comply with the ADA, FHAA, or any other legislation, we could be materially and adversely affected.

Our failure to comply with environmental laws and regulations governing our activities could result in financial penalties and other costs.

We use hazardous materials at our ground campus and generate small quantities of waste, such as used oil, antifreeze, paint, car batteries, and laboratory materials. As a result, we are subject to a variety of environmental laws and regulations governing, among other things, the use, storage, and disposal of solid and hazardous substances and waste, and the clean-up of contamination at our facilities or off-site locations to which we send or have sent waste for disposal. In the event we do not maintain compliance with any of these laws and regulations, or are responsible for a spill or release of hazardous materials, we could incur significant costs for clean-up, damages, and fines, or penalties which could adversely impact our business, prospects, financial condition, and results of operations.

If we expand in the future into new markets outside the United States, we would be subject to risks inherent in non-domestic operations.

If we acquire schools or establish programs in new markets outside the United States, we will face risks that are inherent in non-domestic operations, including the complexity of operations across borders, new regulatory regimes, currency exchange rate fluctuations, monetary policy risks, such as inflation, hyperinflation and deflation, and potential political and economic instability in the countries into which we expand.

Our failure to obtain additional capital in the future could adversely affect our ability to grow.

We believe that funds from operations, cash on hand, and investments will be adequate to fund our current operating and growth plans for the foreseeable future. However, we may need additional financing in order to finance our continued growth, particularly if we pursue any acquisitions. The amount, timing, and terms of such additional financing will vary principally depending on the timing and size of new program offerings, the timing and size of acquisitions we may seek to consummate, and the amount of cash flows from our operations. To the extent that we require additional financing in the future, such financing may not be available on terms acceptable to us or at all, and, consequently, we may not be able to fully implement our growth strategy.

If we are not able to integrate acquired schools, our business could be harmed.

From time to time, we may pursue acquisitions of other schools. Integrating acquired operations into our institution involves significant risks and uncertainties, including:

•	inability to maintain uniform standards, controls, policies, and procedures;

•	distraction of management’s attention from normal business operations during the integration process;

•	inability to obtain, or delay in obtaining, approval of the acquisition from the necessary regulatory agencies, or the imposition of operating restrictions or a letter of credit requirement on us or on the acquired school by any of those regulatory agencies;

•	expenses associated with the integration efforts; and

•	unidentified issues not discovered in our due diligence process, including legal contingencies.

If we complete one or more acquisitions and are unable to integrate acquired operations successfully, our business could suffer.

Risks Related to the Offering

Our executive officers, directors, and principal existing stockholders own a large percentage of our voting stock, which may allow them to collectively control substantially all matters requiring stockholder approval and, in the case of certain of our principal stockholders, will have other unique rights that may afford them access to our management.

In connection with our initial public offering, certain of our stockholders entered into a proxy and voting agreement, pursuant to which such persons granted to the Richardson Voting Group a five-year irrevocable proxy to exercise voting authority with respect to certain shares of our common stock held by such persons, for so long as such shares are held by such persons. Upon the completion of our initial public offering, as a result of the proxy and voting agreement, the Richardson Voting Group had the power to exercise voting authority with respect to 42.9% of our common stock. Under the terms of the proxy and voting agreement, if any person party to the voting agreement transfers shares covered by the proxy in registered or open-market transactions, the proxy is no longer effective as to such shares. Accordingly, the number of shares as to which the Richardson Voting Group has voting power will decrease over time as shares held by other parties to the proxy and voting agreement are sold. See “Beneficial Ownership of Common Stock.”

As a result of the proxy and voting agreement, the Richardson Voting Group could significantly influence the outcome of any actions requiring the vote or consent of stockholders, including elections of directors, amendments to our certificate of incorporation and bylaws, mergers, going private transactions, and other extraordinary transactions, and any decisions concerning the terms of any of these transactions. The ownership and voting positions of these stockholders may have the effect of delaying, deterring, or preventing a change in control or a change in the composition of our Board of Directors. These stockholders may also use their contractual rights, including access to management, and their large ownership position to address their own interests, which may be different from those of our other stockholders.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, shares that may be issued to satisfy our payment obligations under our incentive plans, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, likely would result in your interest in us being subject to the prior rights of holders of that preferred stock.

Provisions in our charter documents and the Delaware General Corporation Law could make it more difficult for a third party to acquire us and could discourage a takeover and adversely affect existing stockholders.

Anti-takeover provisions of our certificate of incorporation, bylaws, the Delaware General Corporation Law, or DGCL, and regulations of state and federal education agencies could diminish the opportunity for stockholders to participate in acquisition proposals at a price above the then-current market price of our common stock. For example, while we have no present plans to issue any preferred stock, our Board of Directors, without further stockholder approval, may issue shares of undesignated preferred stock and fix the powers, preferences, rights, and limitations of such class or series, which could adversely affect the voting power of your shares. In addition, our bylaws provide for an advance notice procedure for nomination of candidates to our Board of Directors that could have the effect of delaying, deterring, or preventing a change in control. Further, as a Delaware corporation, we are subject to provisions of the DGCL regarding “business combinations,” which can deter attempted takeovers in certain situations. The approval requirements of the Department of Education, our regional accrediting commission, and state education agencies for a change in control transaction could also delay, deter, or prevent a transaction that would result in a change in control. We may, in the future, consider adopting additional anti-takeover measures. The authority of our board to issue undesignated preferred or other capital stock and the anti-takeover provisions of the DGCL, as well as other current and any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter, or prevent takeover attempts and other changes in control of the company not approved by our Board of Directors.

The price of our common stock may be volatile, and as a result returns on an investment in our common stock may be volatile.

We completed our initial public offering in November 2008. Given the relatively limited public float since that time, trading in our common stock has also been limited and, at times, volatile. An active trading market for our common stock may not be sustained, and the trading price of our common stock may fluctuate substantially.

The market price of our common stock could fluctuate significantly for various reasons, which include:

•	our quarterly or annual earnings or earnings of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements, and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

•	changes in our number of enrolled students;

•	new or proposed laws or regulations or new or proposed interpretations of laws or regulations applicable to our business;

•	seasonal variations in our student population;

•	damage to our reputation or other adverse effects as a result of negative publicity in the media, in industry or governmental reports, or otherwise, affecting us or other companies in the for-profit postsecondary education sector;

•	the availability and cost of Title IV funds, other student financial aid, and private loans;

•	the failure to maintain or keep in good standing our regulatory approvals and accreditations;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	changes in general conditions in the U.S. and global economies or financial markets, including those resulting from war, incidents of terrorism, or responses to such events;

•	an adverse economic or other development that affects job prospects in our core disciplines;

•	litigation involving our company, or investigations or audits by regulators into the operations of our company or our competitors, including the investigation of Grand Canyon University currently being conducted by the Office of Inspector General of the Department of Education, and the pending qui tam action regarding the manner in which we have compensated our enrollment personnel; and

•	sales of common stock by our directors, executive officers, and significant stockholders.

In addition, in recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

If securities analysts do not publish research or reports about our business or if they downgrade their evaluations of our stock, the price of our stock could decline.

The trading market for our common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts covering us downgrade their estimates or evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease coverage of our company, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

We currently do not intend to pay dividends on our common stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

We do not expect to pay dividends on shares of our common stock in the foreseeable future and intend to use cash to grow our business. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition, and any other factors deemed relevant by our Board of Directors. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

We will have broad discretion in applying the net proceeds of this offering and may not use those proceeds in ways that will enhance the market value of our common stock.

We have significant flexibility in applying the net proceeds we will receive in this offering. We will use the proceeds that we receive from the sale of stock in this offering to pay the expenses of this offering and for general corporate purposes. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities. Furthermore, our stock price could decline if the market does not view our use of the net proceeds from this offering favorably.

REGULATION

We are subject to extensive regulation by state education agencies, accrediting commissions, and the federal government through the Department of Education under the Higher Education Act. The regulations, standards, and policies of these agencies cover the vast majority of our operations, including our educational programs, facilities, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations, and financial condition.

As an institution of higher education that grants degrees and certificates, we are required to be authorized by appropriate state education authorities. In addition, in order to participate in the federal student financial aid programs, we must be accredited by an accrediting commission recognized by the Department of Education. Accreditation is a non-governmental process through which an institution submits to qualitative review by an organization of peer institutions, based on the standards of the accrediting commission and the stated aims and purposes of the institution. The Higher Education Act requires accrediting commissions recognized by the Department of Education to review and monitor many aspects of an institution’s operations and to take appropriate action if the institution fails to meet the accrediting commission’s standards.

Our operations are also subject to regulation by the Department of Education due to our participation in federal student financial aid programs under Title IV of the Higher Education Act. Those Title IV programs include educational loans with below-market interest rates that are guaranteed by the federal government in the event of a student’s default on repaying the loan, and also grant programs for students with demonstrated financial need. To participate in the Title IV programs, a school must receive and maintain authorization by the appropriate state education agency or agencies, be accredited by an accrediting commission recognized by the Department of Education, and be certified as an eligible institution by the Department of Education.

Our business activities are planned and implemented to comply with the standards of these regulatory agencies. We employ a director of compliance who is knowledgeable about regulatory matters relevant to student financial aid programs and our Chief Financial Officer, Chief Risk Officer, and General Counsel also provide oversight designed to ensure that we meet the requirements of our regulated operating environment.

State Education Licensure and Regulation

We are authorized to offer our educational programs by the Arizona State Board for Private Postsecondary Education, the regulatory agency governing private postsecondary educational institutions in the State of Arizona, where we are located. We do not presently have campuses in any states other than Arizona. We are required by the Higher Education Act to maintain authorization from the Arizona State Board for Private Postsecondary Education in order to participate in the Title IV programs. This authorization is very important to us and our business. To maintain our state authorization, we must continuously meet standards relating to, among other things, educational programs, facilities, instructional and administrative staff, marketing and recruitment, financial operations, addition of new locations and educational programs, and various operational and administrative procedures. Failure to comply with the requirements of the Arizona State Board for Private Postsecondary Education could result in us losing our authorization to offer our educational programs, which would cause us to lose our eligibility to participate in the Title IV programs and which, in turn, could force us to cease operations. Alternatively, the Arizona State Board for Private Postsecondary Education could restrict our ability to offer certain degree programs.

Most other states impose regulatory requirements on out-of-state educational institutions operating within their boundaries, such as those having a physical facility or conducting certain academic activities within the state. State laws establish standards in areas such as instruction, qualifications of faculty, administrative procedures, marketing, recruiting, financial operations, and other operational matters, some of which are different than the standards prescribed by the Department of Education or the Arizona State Board for Private Postsecondary Education. Laws in some states limit schools’ ability to offer educational programs and award degrees to residents of those states. Some states also prescribe financial regulations that are different from those of the Department of Education, and many require the posting of surety bonds.

In addition, several states have sought to assert jurisdiction over educational institutions offering online degree programs that have no physical location or other presence in the state but that have some activity in the state, such as enrolling or offering educational services to students who reside in the state, employing faculty who reside in the state, or advertising to or recruiting prospective students in the state. State regulatory requirements for online education vary among the states, are not well developed in many states, are imprecise or unclear in some states, and can change frequently. New laws, regulations, or interpretations related to doing business over the Internet could increase our cost of doing business and affect our ability to recruit students in particular states, which could, in turn, negatively affect enrollments and revenues and have a material adverse effect on our business.

We have determined that our activities in certain states constitute a presence requiring licensure or authorization under the requirements of the state education agency in those states. In other states, we have obtained approvals as we have determined necessary in connection with our marketing and recruiting activities or where we have determined that our licensure or authorization can facilitate the teaching certification process in a particular state for graduates of our College of Education. We review the licensure requirements of other states when appropriate to determine whether our activities in those states constitute a presence or otherwise require licensure or authorization by the respective state education agencies. Because state regulatory requirements, including agency interpretations, can change frequently, and because we enroll students in all 50 states and the District of Columbia, we expect that state regulatory authorities in states where we are not currently licensed or authorized will request that we seek licensure or authorization in their states in the future. Although we believe that we will be able to comply with additional state licensing or authorization requirements that may arise or be asserted in the future, if we fail to comply with state licensing or authorization requirements for a state, or fail to obtain licenses or authorizations when required, we could lose our state licensure or authorization by that state or be subject to other sanctions, including restrictions on our activities in that state, fines, and penalties. While we do not believe that any of the states in which we are currently licensed or authorized, other than Arizona, are individually material to our operations, the loss of licensure or authorization in any state could prohibit us from recruiting prospective students or offering services to current students in that state, which could significantly reduce our enrollments.

State Professional Licensure

Many states have specific requirements that an individual must satisfy in order to be licensed as a professional in specified fields, including fields such as education and healthcare. These requirements vary by state and by field. A student’s success in obtaining licensure following graduation typically depends on several factors, including the background and qualifications of the individual graduate, as well as the following factors, among others:

•	whether the institution and the program were approved by the state in which the graduate seeks licensure, or by a professional association;

•	whether the program from which the student graduated meets all requirements for professional licensure in that state;

•	whether the institution and the program are accredited and, if so, by what accrediting commissions; and

•	whether the institution’s degrees are recognized by other states in which a student may seek to work.

Many states also require that graduates pass a state test or examination as a prerequisite to becoming certified in certain fields, such as teaching and nursing. Many states will certify individuals if they have already been certified in another state.

Our College of Education is approved by the Arizona State Board of Education to offer Institutional Recommendations (credentials) for the certification of elementary, secondary, and special education teachers and school administrators. Our College of Nursing and Health Services is approved by the Arizona State Board of Nursing for the Bachelor of Science in Nursing and Master of Science — Nursing degrees. Due to varying requirements for professional licensure in each state, we inform students of the risks associated with obtaining professional licensure and that it is each student’s responsibility to determine what state, local, or professional licensure and certification requirements are necessary in his or her individual state.

Accreditation

We have been continuously accredited since 1968 by the Higher Learning Commission and its predecessor, each a regional accrediting commission recognized by the Department of Education. Our accreditation was reaffirmed in 2007, and the next scheduled comprehensive evaluation will be conducted in 2016-2017. Accreditation is a private, non-governmental process for evaluating the quality of educational institutions and their programs in areas including student performance, governance, integrity, educational quality, faculty, physical resources, administrative capability and resources, and financial stability. To be recognized by the Department of Education, accrediting commissions must adopt specific standards for their review of educational institutions, conduct peer-review evaluations of institutions, and publicly designate those institutions that meet their criteria. An accredited school is subject to periodic review by its accrediting commissions to determine whether it continues to meet the performance, integrity and quality required for accreditation.

There are six regional accrediting commissions recognized by the Department of Education, each with a specified geographic scope of coverage, which together cover the entire United States. Most traditional, public and private non-profit, degree-granting colleges and universities are accredited by one of these six regional accrediting commissions. The Higher Learning Commission, which accredits Grand Canyon University, is the same regional accrediting commission that accredits such universities as the University of Arizona, Arizona State University, and other degree-granting public and private colleges and universities in the states of Arizona, Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, Ohio, Oklahoma, South Dakota, West Virginia, Wisconsin, and Wyoming.

Accreditation by the Higher Learning Commission is important to us for several reasons, including the fact that it enables our students to receive Title IV financial aid. Other colleges and universities depend, in part, on an institution’s accreditation in evaluating transfers of credit and applications to graduate schools. Employers rely on the accredited status of institutions when evaluating candidates’ credentials, and students and corporate and government sponsors under tuition reimbursement programs look to accreditation for assurance that an institution maintains quality educational standards. If we fail to satisfy the standards of the Higher Learning Commission, we could lose our accreditation by that agency, which would cause us to lose our eligibility to participate in the Title IV programs.

The reauthorization of the Higher Education Act in 2008, and proposed regulations issued by the Department of Education, require accreditors to monitor the growth of programs at institutions that are experiencing significant enrollment growth. The Higher Learning Commission requires all affiliated institutions to complete an annual data report. If the non-financial data, particularly enrollment information, and any other information submitted by the institution indicate problems, rapid change, or significant growth, the Higher Learning Commission staff may require that the institution address any concerns arising from the data report in the next self-study and visit process. The Higher Learning Commission staff may also recommend that its Institutional Actions Council require additional monitoring. In addition, the Department of Education has proposed regulations, which could take effect on July 1, 2010, that would require the Higher Learning Commission to notify the Department of Education if an institution it accredits that offers distance learning programs experiences an increase in its headcount enrollment of 50% or more in any fiscal year, which could include us based on our historical enrollment growth rates, and the Department of Education may consider that information in connection with its own regulatory oversight activities.

In addition to institutional accreditation by the Higher Learning Commission, there are numerous specialized accrediting commissions that accredit specific programs or schools within their jurisdiction, many of which are in healthcare and professional fields. Accreditation of specific programs by one of these specialized accrediting commissions signifies that those programs have met the additional standards of those agencies. In addition to being accredited by the Higher Learning Commission, we also have the following specialized accreditations:

•	The Association of Collegiate Business Schools and Programs accredits our Master of Business Administration degree program and our Bachelor of Science degree programs in Accounting, Business Administration, and Marketing;

•	The Commission on Collegiate Nursing Education accredits our Bachelor of Science in Nursing and Master of Science — Nursing degree programs; and

•	The Commission on Accreditation of Athletic Training Education accredits our Athletic Training Program.

If we fail to satisfy the standards of any of these specialized accrediting commissions, we could lose the specialized accreditation for the affected programs, which could result in materially reduced student enrollments in those programs.

Regulation of Federal Student Financial Aid Programs

To be eligible to participate in the Title IV programs, an institution must comply with specific requirements contained in the Higher Education Act and the regulations issued thereunder by the Department of Education. An institution must, among other things, be licensed or authorized to offer its educational programs by the state in which it is physically located (in our case, Arizona) and maintain institutional accreditation by an accrediting commission recognized by the Department of Education. We submitted our application for recertification to participate in the Title IV programs to the Department of Education in March 2008 in anticipation of the expiration of our provisional certification on June 30, 2008. The Department of Education did not make a decision on our recertification application by June 30, 2008, and therefore our participation in the Title IV programs has been automatically extended on a month-to-month basis until the Department of Education makes its decision.

The substantial amount of federal funds disbursed to schools through the Title IV programs, the large number of students and institutions participating in these programs, and allegations of fraud and abuse by certain for-profit educational institutions have caused Congress to require the Department of Education to exercise considerable regulatory oversight over for-profit educational institutions. As a result, our institution is subject to extensive oversight and review. Because the Department of Education periodically revises its regulations (as it will do in 2009 in connection with the August 2008 reauthorization of the Higher Education Act described below) and changes its interpretations of existing laws and regulations, we cannot predict with certainty how the Title IV program requirements will be applied in all circumstances.

Significant factors relating to the Title IV programs that could adversely affect us include the following:

Congressional action.  Congress must reauthorize the Higher Education Act on a periodic basis, usually every five to six years, and the most recent reauthorization occurred in August 2008. The reauthorized Higher Education Act reauthorized all of the Title IV programs in which we participate, but made numerous revisions to the requirements governing the Title IV programs, including provisions relating to the relationships between institutions and lenders that make student loans, student loan default rates, and the formula for revenue that institutions are permitted to derive from the Title IV programs. In addition, in 2007 Congress enacted legislation that reduces interest rates on certain Title IV loans and government subsidies to lenders that participate in the Title IV programs. In May 2008, Congress enacted additional legislation to attempt to ensure that all eligible students will be able to obtain Title IV loans in the future, and that a sufficient number of lenders will continue to provide Title IV loans. Additional legislation is also pending in Congress. In addition, Congress is currently considering the Student Aid and Fiscal Responsibility Act which, among other things, could eliminate the federally guaranteed student loan program and require all future student loans to be made through the FDL program. We are not in a position to predict with certainty whether any of the pending legislation will be enacted. Although we are approved to participate in the FDL program, because a significant percentage of our revenue is derived from the Title IV programs, any action by Congress that significantly reduces Title IV program funding or our ability or the ability of our students to participate in the Title IV programs could increase our costs of compliance, reduce the ability of some students to finance their education at our institution, require us to seek to arrange for other sources of financial aid for our students and materially decrease our student enrollment. In addition, a transition to the FDL program could cause disruptions in the administration of Title IV program loans to our students if we or the Department of Education encounter difficulties with the systems or processes necessary for increased FDL program loans.

In addition, Congress must determine the funding levels for the Title IV programs on an annual basis through the budget and appropriations process, and may adjust those levels at other times. A reduction in federal funding levels for the Title IV programs could reduce the ability of some of our students to finance their education. The loss of or a significant reduction in Title IV program funds available to our students could reduce our enrollments and revenue.

Pending regulatory changes.  In connection with the 2008 reauthorization of the Higher Education Act, Congress directed the Department of Education to promulgate regulations to clarify and carry out the numerous revisions made in such reauthorization. In December 2008, the Department of Education established five negotiated rulemaking committees to begin to work on developing such regulations. Negotiated rulemaking is a process whereby the Department of Education consults with members of the postsecondary education community to identify issues of concern and attempts to agree on proposed regulatory revisions to address those issues before the Department of Education formally proposes any regulations. If the Department of Education and negotiators cannot reach consensus on their entire package of draft regulations, the Department of Education is authorized to propose regulations without being bound by any agreements made in the negotiation process. The five negotiated rulemaking committees established by the Department of Education were divided as follows, based on the regulatory issues to be covered by each committee:

Committee I — Lender and General Loan Issues

Committee II — School-Based Loan Issues

Committee III — Accreditation

Committee IV — Discretionary Grants

Committee V — General and Non-Loan Programmatic Issues

In July and August 2009, the Department of Education proposed and invited public comment on regulations relating to the issues covered by Committees I, II, and III, each of which reached consensus, and issues covered by Committee V, which did not reach consensus. The Department of Education has yet to propose regulations with regard to the topics covered by Committee IV, but the Department of Education is expected to issue such proposed regulations in the near future. Following review and consideration of any public comments, the Department of Education will publish final regulations relating to the issues covered by the negotiated rulemaking committees. If such final regulations are published by November 1, 2009, which is expected, such new regulations will take effect on July 1, 2010.

In May 2009, the Department of Education announced its intent to initiate another round of negotiated rulemaking to address regulations to improve the administration of the Title IV programs. The Department of Education has not yet identified the participants in this next round of negotiated rulemaking, but the process is expected to begin as soon as the fall of 2009, and is expected to address a number of significant issues, including: compensation paid by institutions to persons or entities engaged in student recruiting or admission activities; the determination of satisfactory academic progress under different academic calendars; state authorization as a component of institutional eligibility; the definition of a credit hour for purposes of determining program eligibility status, particularly in the context of awarding Pell Grants; verification of information included on student aid applications; and the definition of a high school diploma as a condition of a student’s receipt of Title IV aid. We are still assessing the impact of these proposed regulations and the upcoming negotiated rulemaking on our financial aid policies and other plans and strategies.

Eligibility and certification procedures.  Each institution must apply periodically to the Department of Education for continued certification to participate in the Title IV programs. Such recertification generally is required every six years, but may be required earlier, including when an institution undergoes a change in control. An institution may also come under the Department of Education’s review when it expands its activities in certain ways, such as opening an additional location, adding a new educational program or modifying the academic credentials it offers. The Department of Education may place an institution on provisional certification status if it finds that the institution does not fully satisfy all of the eligibility and certification standards and in certain other circumstances, such as when an institution is certified for the first time or undergoes a change in control. During the period of provisional certification, the institution must comply with any additional conditions included in the school’s program participation agreement with the Department of Education. In addition, the Department of Education may more closely review an institution that is provisionally certified if it applies for recertification or approval to open a new location, add an educational program, acquire another school, or make any other significant change. If the Department of Education determines that a provisionally certified institution is unable to meet its responsibilities under its program participation agreement, it may seek to revoke the institution’s certification to participate in the Title IV programs without advance notice or opportunity for the institution to challenge the action. Students attending provisionally certified institutions remain eligible to receive Title IV program funds.

Since May 2005 we have been certified to participate in Title IV programs on a provisional basis. We submitted our application for recertification in March 2008 in anticipation of the expiration of our provisional certification on June 30, 2008. The Department of Education did not make a decision on our recertification application by June 30, 2008, and therefore our provisional certification to participate in the Title IV programs has been automatically extended on a month-to-month basis until the Department of Education makes its decision. Since June 2008, we have filed updates with the Department of Education and communicated with Department of Education personnel in order to update our pending recertification application with relevant information, such as our status as a publicly-traded corporation and the identity of the members of our board of directors. Based on our provisional certification, the Department of Education may more closely review any application we may file for recertification, new locations, new educational programs, acquisitions of other schools, or other significant changes. For a school that is certified on a provisional basis, the Department of Education may revoke the institution’s certification without advance notice or advance opportunity for the institution to challenge that action. For a school that is provisionally certified on a month-to-month basis, the Department of Education may allow the institution’s certification to expire at the end of any month without advance notice, and without any formal procedure for review of such action. To our knowledge, such action is very rare and has only occurred upon a determination that an institution is in substantial violation of material Title IV requirements. For the foreseeable future, we do not have plans to initiate new educational programs, acquire other schools, or make other significant changes in our operations that would require approval of the Department of Education. Accordingly, we do not believe that our continued provisional certification on a month-to-month basis has had or will have any material impact on our day-to-day operations. However, there can be no assurance that the Department of Education will recertify us while the investigation by the Office of Inspector General of the Department of Education is being conducted, while the qui tam lawsuit is pending, or at all, or that it will not impose restrictions as a condition of approving our pending recertification application or with respect to any future recertification. If the Department of Education does not renew or withdraws our certification to participate in the Title IV programs at any time, our students would no longer be able to receive Title IV program funds. Similarly, the Department of Education could renew our certification, but restrict or delay our students’ receipt of Title IV funds, limit the number of students to whom we could disburse such funds, or place other restrictions on us that could be similar to, or more or less restrictive than, the restrictions that the Department of Education imposed on us in connection with our recertification in 2005. Any of these outcomes would have a material adverse effect on our enrollments and us.

Administrative capability.  Department of Education regulations specify extensive criteria by which an institution must establish that it has the requisite “administrative capability” to participate in the Title IV programs. To meet the administrative capability standards, an institution must, among other things:

•	comply with all applicable Title IV program requirements;

•	have an adequate number of qualified personnel to administer the Title IV programs;

•	have acceptable standards for measuring the satisfactory academic progress of its students;

•	not have student loan cohort default rates above specified levels;

•	have various procedures in place for awarding, disbursing and safeguarding Title IV funds and for maintaining required records;

•	administer the Title IV programs with adequate checks and balances in its system of internal controls;

•	not be, and not have any principal or affiliate who is, debarred or suspended from federal contracting or engaging in activity that is cause for debarment or suspension;

•	provide financial aid counseling to its students;

•	refer to the Department of Education’s Office of Inspector General any credible information indicating that any student, parent, employee, third-party servicer or other agent of the institution has engaged in any fraud or other illegal conduct involving the Title IV programs;

•	submit all required reports and financial statements in a timely manner; and

•	not otherwise appear to lack administrative capability.

If an institution fails to satisfy any of these criteria, the Department of Education may:

•	require the institution to repay Title IV funds its students previously received;

•	transfer the institution from the advance method of payment of Title IV funds to heightened cash monitoring status or the reimbursement system of payment;

•	place the institution on provisional certification status; or

•	commence a proceeding to impose a fine or to limit, suspend or terminate the institution’s participation in the Title IV programs.

The Department of Education also recently published proposed revisions to the administrative capability regulations. These revisions include provisions related to (i) reporting to the Department of Education any reasonable reimbursements paid or provided by a lender to institutional employees with loan or other financial aid responsibilities and (ii) implementation of the new three year cohort default rate rules. Following review of any comments, the Department of Education will publish final regulations. If such final regulations are published by November 1, 2009, which is expected, such new regulations will be effective on July 1, 2010. We will have to make certain administrative and reporting changes to adapt our systems and practices to meet the requirements of these new regulations when they take effect, and we are still assessing the other potential impacts, if any, of these proposed regulations on our business. In addition, as part of our transition from a “term-based” financial aid system (where all students, including online students, begin programs and are eligible to receive financial aid at periodic start dates pursuant to a calendar-based term system) to a “borrower-based” financial aid system (where each student may begin a program and be eligible to receive financial aid at any time throughout the year), we are converting our back office system from Datatel to a series of programs developed by Campus Management Corp., including CampusVue and CampusPortal. This conversion is intended to allow us to manage our non-traditional online students with greater ease and flexibility by providing for rolling and flexible start dates. If we do not effectively implement this system or if the system does not operate as intended, it could affect our ability to comply with the Department of Education’s administrative capability requirements. If we are found not to have satisfied the Department of

Education’s administrative capability requirements, our students could lose, or be limited in their access to, Title IV program funding.

Financial responsibility.  The Higher Education Act and Department of Education regulations establish extensive standards of financial responsibility that institutions such as Grand Canyon University must satisfy in order to participate in the Title IV programs. The Department of Education evaluates institutions for compliance with these standards on an annual basis, based on the institution’s annual audited financial statements, as well as when the institution applies to the Department of Education to have its eligibility to participate in the Title IV programs recertified. The most significant financial responsibility standard is the institution’s composite score, which is derived from a formula established by the Department of Education based on three financial ratios:

•	equity ratio, which measures the institution’s capital resources, financial viability and ability to borrow;

•	primary reserve ratio, which measures the institution’s ability to support current operations from expendable resources; and

•	net income ratio, which measures the institution’s ability to operate at a profit or within its means.

The Department of Education assigns a strength factor to the results of each of these ratios on a scale from negative 1.0 to positive 3.0, with negative 1.0 reflecting financial weakness and positive 3.0 reflecting financial strength. The Department of Education then assigns a weighting percentage to each ratio and adds the weighted scores for the three ratios together to produce a composite score for the institution. The composite score for the institution’s most recent fiscal year must be at least 1.5 for the institution to be deemed financially responsible without the need for further Department of Education oversight. In addition to having an acceptable composite score, an institution must, among other things, provide the administrative resources necessary to comply with Title IV program requirements, meet all of its financial obligations including required refunds to students and any Title IV liabilities and debts, be current in its debt payments, and not receive an adverse, qualified, or disclaimed opinion by its accountants in its audited financial statements.

When we were recertified by the Department of Education in 2005 to continue participating in the Title IV programs, the Department of Education advised us that we did not satisfy its standards of financial responsibility, based on our fiscal year 2004 financial statements, as submitted to the Department of Education. As a result of this and other concerns about our administrative capability, the Department of Education required us to post a letter of credit, accept restrictions on the growth of our program offerings and enrollment, and receive Title IV funds under the heightened cash monitoring system of payment rather than by advance payment. In October 2006, the Department of Education eliminated the letter of credit requirement and allowed the growth restrictions to expire, based upon its review of our fiscal year 2005 financial statements. We have subsequently submitted our fiscal year 2006, 2007, and 2008 financial statements to the Department of Education as required, and we calculated that our composite score for each such fiscal year exceeded 1.5. We therefore believe that we meet the Department of Education’s financial responsibility standards for our most recently completed fiscal year.

If the Department of Education were to determine that we did not meet the financial responsibility standards due to a failure to meet the composite score or other factors, we would expect to be able to establish financial responsibility on an alternative basis permitted by the Department of Education, which could include, in the Department’s discretion, posting a letter of credit, accepting provisional certification, complying with additional Department of Education monitoring requirements, agreeing to receive Title IV program funds under an arrangement other than the Department of Education’s standard advance funding arrangement, such as the reimbursement system of payment or heightened cash monitoring, and complying with or accepting other limitations on our ability to increase the number of programs we offer or the number of students we enroll.

The requirement to post a letter of credit or other sanctions imposed by the Department of Education could increase our cost of regulatory compliance and adversely affect our cash flows. If we are unable to meet the minimum composite score or comply with the other standards of financial responsibility, and could not post a required letter of credit or comply with the alternative bases for establishing financial responsibility, our students could lose their access to Title IV program funding.

Return of Title IV funds for students who withdraw.  When a student who has received Title IV funds withdraws from school, the institution must determine the amount of Title IV program funds the student has “earned.” If the student withdraws during the first 60% of any period of enrollment or payment period, the amount of Title IV program funds that the student has earned is equal to a pro rata portion of the funds the student received or for which the student would otherwise be eligible. If the student withdraws after the 60% threshold, then the student is deemed to have earned 100% of the Title IV program funds he or she received. The institution must return the unearned Title IV program funds to the appropriate lender or the Department of Education in a timely manner, which is generally no later than 45 days after the date the institution determined that the student withdrew. If such payments are not timely made, the institution will be required to submit a letter of credit to the Department of Education equal to 25% of the Title IV funds that the institution should have returned for withdrawn students in its most recently completed fiscal year. Under Department of Education regulations, late returns of Title IV program funds for 5% or more of the withdrawn students in the audit sample in the institution’s annual Title IV compliance audit for either of the institution’s two most recent fiscal years or in a Department of Education program review triggers this letter of credit requirement. We did not exceed this 5% threshold in our annual Title IV compliance audit in our 2006, 2007, or 2008 fiscal years.

The “90/10 Rule.”  A requirement of the Higher Education Act, commonly referred to as the “90/10 Rule,” that is applicable only to for-profit, postsecondary educational institutions like us, provides that an institution loses its eligibility to participate in the Title IV programs, if, under a complex regulatory formula that requires cash basis accounting and other adjustments to the calculation of revenue, the institution derives more than 90% of its revenues for each of two consecutive fiscal years from Title IV program funds. This rule provides that an institution that violates this revenue limit becomes ineligible to participate in the Title IV programs as of the first day of the fiscal year following the second consecutive fiscal year in which it exceeds the 90% threshold, and its period of ineligibility extends for at least two consecutive fiscal years. If an institution exceeds the 90% threshold for two consecutive fiscal years and it and its students have received Title IV funds during the period of ineligibility, the institution will be required to return those funds to the applicable lender or the Department of Education. If an institution’s rate exceeds 90% for any single fiscal year, it will be placed on provisional certification for at least two fiscal years. The August 2008 reauthorization of the Higher Education Act included significant revisions to the “90/10 Rule” that became effective upon the date of the law’s enactment.

Recent changes in federal law that increased Title IV grant and loan limits, and any additional increases in the future, may result in an increase in the revenues we receive from the Title IV programs, which could make it more difficult for us to satisfy the “90/10 Rule.” In addition, economic downturns that adversely affect the employment circumstances of our students or their parents, or that reduce the availability of private loans for our students, could also increase their reliance on Title IV programs. However, such effects may be mitigated by other provisions of the 2008 Higher Education Act reauthorization that allow institutions, when calculating their compliance with this revenue test, to exclude from their Title IV revenues for a three-year period the additional federal student loan amounts that became available through the Unsubsidized Stafford Loan Program starting in July 2008, and to include more non-Title IV revenues, such as revenues from institutional loans under certain circumstances. Using the Department of Education’s formula under the “90/10 Rule” that was in effect prior to the August 2008 reauthorization of the Higher Education Act, for our 2007 and 2008 fiscal years, we derived approximately 74.0% and 78.6%, respectively, of our revenues (calculated on a cash basis) from Title IV program funds. These rates have been reviewed by our financial accounting firm as reflected in the notes to our audited financial statements for each fiscal year. We are reviewing the Department of Education’s proposed regulations and other factors bearing on the trends in our percentage under the 90/10 Rule for our 2009 fiscal year and future years. However, as a result of recent changes in federal law that increased Title IV grant and loan limits, as well as the current economic downturn, which has adversely affected the employment circumstances of our students and their parents and increased their reliance on Title IV programs, we expect the percentage of our revenue that we receive from the Title IV programs to continue to increase in the future, making it more difficult for us to satisfy this requirement.

Exceeding the 90% threshold such that we lost our eligibility to participate in the Title IV programs would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Student loan defaults.  Under the Higher Education Act, an educational institution may lose its eligibility to participate in some or all of the Title IV programs if defaults by its students on the repayment of their FFEL student loans or Federal Direct Loans exceed certain levels. For each federal fiscal year, the Department of Education calculates a rate of student defaults for each institution (known as a “cohort default rate”). An institution’s cohort default rate for a federal fiscal year historically has been calculated by determining the rate at which borrowers who became subject to their repayment obligation in one federal fiscal year default in that same year or by the end of the following federal fiscal year (the “two-year method”). The reauthorization of the Higher Education Act in 2008 extended the measurement period for cohort default rates so that the rate is calculated by determining the rate at which borrowers who became subject to their repayment obligation in one federal fiscal year default in that same year or by the end of the second following federal fiscal year (the “three-year method”), which is expected to increase cohort default rates for most if not all institutions.

The Department of Education has proposed a regulation indicating that it will begin to implement this extended measurement period for the cohort default rates that will be calculated for loans that enter repayment in federal fiscal year 2009, which is the year that ends on September 30, 2009. The Department of Education has proposed a transition period of three years during which it will calculate two cohort default rates for each institution for each of federal fiscal years 2009, 2010 and 2011, with one such rate measured under the two-year method and the other such rate measured under the three-year method. The cohort default rates for federal fiscal year 2009, 2010 and 2011, as calculated under the new three-year method, are not expected to be published until calendar years 2012, 2013 and 2014.

The Department of Education will apply different legal thresholds to measure an institution’s compliance under each set of rates. If the Department of Education notifies an institution that its cohort default rates exceed 25%, as calculated under the two-year method, for each of its three most recent federal fiscal years, or exceed 30%, as calculated under the three-year method, for each of the three most recent federal fiscal years, the institution’s participation in the FFEL program, the FDL program and the Pell program ends 30 days after that notification, unless the institution appeals that determination in a timely manner on specified grounds and according to specified procedures. In addition, an institution’s participation in the FFEL program and the FDL program ends 30 days after notification by the Department of Education that its most recent cohort default rate, as calculated under either the two-year method or the three-year method, is greater than 40%, unless the institution timely appeals that determination on specified grounds and according to specified procedures. An institution whose participation ends under either of these provisions may not participate in the relevant programs for the remainder of the fiscal year in which the institution receives the notification and for the next two fiscal years. If an institution’s cohort default rate for any single federal fiscal year equals or exceeds 25% under the two-year method, or 30% under the three-year method, the Department of Education may place the institution on provisional certification status.

Our cohort default rates on FFEL program loans for the 2004, 2005 and 2006 federal fiscal years, the three most recent years for which such rates have been calculated, were 1.4%, 1.8% and 1.6%, respectively. Our draft cohort default rate for the 2007 federal fiscal year is 1.4%. We expect our cohort default rate for the 2008 federal fiscal year to increase due primarily to the impact of current economic conditions on our students and former students, although we expect such rate to remain well below the Department of Education’s thresholds.

Our students have begun the process of applying for loans under the FDL program for the fall of 2009. When these loans are disbursed, they will be combined with our students’ FFEL loans in calculating our annual student loan cohort default rate. In such case, the potential sanctions discussed in this section would be based on the combined cohort default rate.

Incentive compensation rule.  An institution that participates in the Title IV programs may not provide any commission, bonus, or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admissions, or financial aid awarding activity. The Department of Education’s regulations set forth 12 “safe harbors” which describe payments and arrangements that do not violate the incentive compensation rule. The Department of Education’s regulations make clear that the safe harbors are not a complete list of permissible practices under this law. For example, one of these safe harbors permits adjustments to fixed salary for enrollment personnel provided that such adjustments are not made more than twice during any twelve month period, and that any adjustment is not based solely on the number of students recruited, admitted, enrolled, or awarded financial aid, but the regulations do not address other practices, such as the provision of non-cash awards to enrollment personnel. The restrictions of the incentive compensation rule also extend to any third-party companies that an educational institution contracts with for student recruitment, admissions, or financial aid awarding services. Since 2005, we have engaged Mind Streams, LLC to assist us with student recruitment activities.

In recent years, several for-profit education companies have been faced with whistleblower lawsuits, known as “qui tam” cases, brought by current or former employees alleging that their institution had made impermissible incentive payments. A qui tam case is a civil lawsuit brought by one or more individuals (a “relator”) on behalf of the federal government for an alleged submission to the government of a false claim for payment. The relator, often a current or former employee, is entitled to a share of the government’s recovery in the case. A qui tam action is always filed under seal and remains under seal until the government decides whether to intervene in the case. If the government intervenes, it takes over primary control of the litigation. If the government declines to intervene in the case, the relator may nonetheless elect to continue to pursue the litigation at his or her own expense on behalf of the government.

On September 11, 2008, we were served with a qui tam lawsuit that had been filed against us in August 2007, in the United States District Court for the District of Arizona by a then-current employee on behalf of the federal government. All proceedings in the lawsuit had been under seal until September 5, 2008, when the court unsealed the first amended complaint, which had been filed on August 11, 2008. The qui tam lawsuit alleges, among other things, that we violated the False Claims Act by knowingly making false statements, and submitting false records or statements, from at least 2001 to the present, to get false or fraudulent claims paid or approved, and asserts that we have improperly compensated certain of our enrollment counselors in violation of the Title IV law governing compensation of such employees, and as a result, improperly received Title IV program funds. The complaint specifically alleges that some of our compensation practices with respect to our enrollment personnel, including providing non-cash awards, have violated the Title IV law governing compensation. While we believe that our compensation policies and practices at issue in the complaint have not been based on success in enrolling students in violation of applicable law, the Department of Education’s regulations and interpretations of the incentive compensation law do not establish clear criteria for compliance in all circumstances and some of our practices, including in respect of non-cash awards, have not been within the scope of any specific “safe harbor” provided in the compensation regulations. The complaint seeks treble the amount of unspecified damages sustained by the federal government in connection with our receipt of Title IV funding, a civil penalty for each violation of the False Claims Act, attorneys’ fees, costs, and interest. We filed a motion to dismiss this case in November 2008, which was denied by the court in February 2009, and we have continued to vigorously contest this lawsuit.

Pursuant to the court’s mandatory scheduling order, we have entered into settlement discussions with respect to the qui tam matter with the relator. In connection with such discussions, we are negotiating for a comprehensive settlement that would include, among other things, the resolution by the Office of Inspector General of its investigation. Accordingly, any such settlement would need to be approved not only by the relator, but by the U.S. Department of Justice (which has authority to approve settlements of False Claims Act matters), and the Department of Education. While we cannot assure you that this matter will be settled on terms acceptable to us or at all, we do not believe that any potential settlement, if in the amount (which we believe is generally in the range of other settlements of similar qui tam litigation against other for-profit education companies) and on the terms currently under discussion, will materially adversely affect our business, operations, or liquidity, although any charge taken in connection with such a potential settlement would likely be material to our operating results and cash flow for the periods affected by the charge. If such settlement does not occur, we would continue to vigorously defend this lawsuit.

The Office of Inspector General of the Department of Education is responsible for, among other things, promoting the effectiveness and integrity of the Department of Education’s programs and operations, including compliance with applicable statutes and regulations. The Office of Inspector General performs investigations of alleged violations of law, including cases of alleged fraud and abuse, or other identified vulnerabilities, in programs administered or financed by the Department of Education, including matters related to the incentive compensation rule. On August 14, 2008, the Office of Inspector General served an administrative subpoena on Grand Canyon University requiring us to provide certain records and information related to performance reviews and salary adjustments for all of our enrollment counselors and managers from January 1, 2004 to the present. The Office of Inspector General’s investigation is focused on whether we have compensated any of our enrollment counselors or managers in a manner that violated the Title IV statutory requirements or the related Department of Education regulations concerning the payment of incentive compensation based on success in securing enrollments or financial aid. We have been cooperating with the Office of Inspector General to facilitate its investigation and have completed production of all requested documents. See “Risk Factors — The Office of Inspector General of the Department of Education has commenced an investigation of Grand Canyon University, which is ongoing and which may result in fines, penalties, other sanctions, and damage to our reputation in the industry.”

Any fine or other sanction resulting from the Office of Inspector General investigation or otherwise, or any monetary liability resulting from the qui tam action, could damage our reputation and impose significant costs on us, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. We cannot presently predict the ultimate outcome of the qui tam lawsuit or the Office of Inspector General investigation or any liability or other sanctions that might result.

In May 2009, the Department of Education announced that it was initiating a process to revise its regulations in certain areas, including the regulations implementing the incentive compensation rule. The process will involve convening one or more “negotiated rulemaking” teams composed of various representatives of the postsecondary education community nationally, as well as Department of Education employees, to consider how the current regulations should be revised. The Department of Education has stated that it intends for the committees to be appointed and to begin their work in the fall of 2009. Following a committee’s review and drafting of possible revisions to the incentive compensation regulations, the Department of Education will develop and publish proposed revisions to the regulations, on which members of the public will be invited to provide comments. Following review of any public comments, the Department of Education will publish final new regulations. Under current law, any such revisions to the current incentive compensation regulations would not take effect any earlier than July 1, 2011.

Compliance reviews.  We are subject to announced and unannounced compliance reviews and audits by various external agencies, including the Department of Education, its Office of Inspector General, state licensing agencies, agencies that guarantee FFEL loans, the applicable state approving agencies for financial assistance to veterans, and accrediting commissions. As part of the Department of Education’s ongoing monitoring of institutions’ administration of the Title IV programs, the Higher Education Act also requires institutions to annually submit to the Department of Education a Title IV compliance audit conducted by an independent certified public accountant in accordance with applicable federal and Department of Education audit standards. In addition, to enable the Department of Education to make a determination of an institution’s financial responsibility, each institution must annually submit audited financial statements prepared in accordance with Department of Education regulations.

Privacy of student records.  The Family Educational Rights and Privacy Act of 1974, or FERPA, and the Department of Education’s FERPA regulations require educational institutions to protect the privacy of students’ educational records by limiting an institution’s disclosure of a student’s personally identifiable information without the student’s prior written consent. FERPA also requires institutions to allow students to review and request changes to their educational records maintained by the institution, to notify students at least annually of this inspection right, and to maintain records in each student’s file listing requests for access to and disclosures of personally identifiable information and the interest of such party in that information. If an institution fails to comply with FERPA, the Department of Education may require corrective actions by the institution or may terminate an institution’s receipt of further federal funds. In addition, educational institutions are obligated to safeguard student information pursuant to the Gramm-Leach-Bliley Act, or GLBA, a federal law designed to protect consumers’ personal financial information held by financial institutions and other entities that provide financial services to consumers. GLBA and the applicable GLBA regulations require an institution to, among other things, develop and maintain a comprehensive, written information security program designed to protect against the unauthorized disclosure of personally identifiable financial information of students, parents, or other individuals with whom such institution has a customer relationship. If an institution fails to comply with the applicable GLBA requirements, it may be required to take corrective actions, be subject to monitoring and oversight by the FTC, and be subject to fines or penalties imposed by the FTC. For-profit educational institutions are also subject to the general deceptive practices jurisdiction of the FTC with respect to their collection, use, and disclosure of student information. The institution must also comply with the FTC Red Flags Rule, a section of the federal Fair Credit Reporting Act, that requires the establishment of guidelines and policies regarding identity theft related to student credit accounts.

Potential effect of regulatory violations.  If we fail to comply with the regulatory standards governing the Title IV programs, the Department of Education could impose one or more sanctions, including transferring us to the reimbursement or cash monitoring system of payment, requiring us to repay Title IV program funds, requiring us to post a letter of credit in favor of the Department of Education as a condition for continued Title IV certification, taking emergency action against us, initiating proceedings to impose a fine or to limit, suspend, or terminate our participation in the Title IV programs, or referring the matter for civil or criminal prosecution. Since we are provisionally certified to participate in the Title IV programs on a month-to-month basis, the Department of Education could allow our certification to expire at the end of any month without advance notice and without any formal procedure for review of such action. In addition, the agencies that guarantee FFEL loans for our students could initiate proceedings to limit, suspend, or terminate our eligibility to provide FFEL loans in the event of certain regulatory violations. If such sanctions or proceedings were imposed against us and resulted in a substantial curtailment or termination of our participation in the Title IV programs, our enrollments, revenues, and results of operations would be materially and adversely affected.

If we lost our eligibility to participate in the Title IV programs, or if the amount of available Title IV program funds was reduced, we would seek to arrange or provide alternative sources of revenue or financial aid for students. We believe that one or more private organizations would be willing to provide financial assistance to our students, but there is no assurance that this would be the case. The interest rate and other terms of such financial aid would likely not be as favorable as those for Title IV program funds, and we might be required to guarantee all or part of such alternative assistance or might incur other additional costs in connection with securing such alternative assistance. It is unlikely that we would be able to arrange alternative funding on any terms to replace all the Title IV funding our students receive. Accordingly, our loss of eligibility to participate in the Title IV programs, or a reduction in the amount of available Title IV program funding for our students, would have a material adverse effect on our results of operations, even if we could arrange or provide alternative sources of revenue or student financial aid.

In addition to the actions that may be brought against us as a result of our participation in the Title IV programs, we are also subject to complaints and lawsuits relating to regulatory compliance brought not only by our regulatory agencies, but also by other government agencies and third parties, such as present or former students or employees and other members of the public.

Uncertainties, increased oversight, and changes in student loan environment.  Since 2007, student loan programs, including the Title IV programs, have come under increased scrutiny by the Department of Education, Congress, state attorneys general, and other parties. Issues that have received extensive attention include allegations of conflicts of interest between some institutions and lenders that provide Title IV loans, questionable incentives given by lenders to some schools and school employees, allegations of deceptive practices in the marketing of student loans, and schools leading students to use certain lenders. Several institutions and lenders have been cited for these problems and have paid several million dollars in the aggregate to settle those claims. The practices of numerous other schools and lenders are being examined by government agencies at the federal and state level.

As a result of the increased scrutiny of student loan programs, Congress has passed new laws, the Department of Education has enacted stricter regulations, and several states have adopted codes of conduct or enacted state laws that further regulate the conduct of lenders, schools, and school personnel. These new laws and regulations, among other things, limit schools’ relationships with lenders, restrict the types of services that schools may receive from lenders, prohibit lenders from providing other types of funding to schools in exchange for Title IV loan volume, require schools to provide additional information to students concerning institutionally preferred lenders, and significantly reduce the amount of federal payments to lenders who participate in the Title IV loan programs. In addition, recent adverse market conditions for consumer loans in general have adversely affected the student lending marketplace.

The cumulative impact of these developments and conditions has caused some lenders to cease providing Title IV loans to students, including some lenders that previously provided Title IV loans to our students. Other lenders have reduced the benefits and increased the fees associated with the Title IV loans they do provide. We and other schools have had to modify student loan practices in ways that result in higher administrative costs. If the costs of their Title IV loans increase, some students may decide not to take out loans and not enroll in a postsecondary institution. In May 2008, new federal legislation was enacted to attempt to ensure that all eligible students would be able to obtain Title IV loans in the future and that a sufficient number of lenders would continue to provide Title IV loans. Among other things, that legislation:

•	authorized the Department of Education to purchase Title IV loans from lenders, thereby providing capital to the lenders to enable them to continue making Title IV loans to students; and

•	permitted the Department of Education to designate institutions eligible to participate in a “lender of last resort” program, under which federally recognized student loan guaranty agencies would be required to make Title IV loans to all otherwise eligible students at those institutions.

While this legislation appears to have provided some stability to the marketplace for Title IV loans, it is not yet clear if it ultimately will be effective in ensuring students’ access to Title IV loans. The environment surrounding access to and cost of student loans remains in a state of flux. The Department of Education proposed new regulations regarding student loans in July 2009, which could go into effect on July 1, 2010, and Congress is considering legislation to eliminate the FFEL loan program and move all federal student lending into the FDL program. The uncertainty surrounding these issues, and any resolution of these issues that increases loan costs or reduces students’ access to Title IV loans, may adversely affect our student enrollments. Although we are approved to participate in the FDL program, because a significant percentage of our revenue is derived from the Title IV programs, any action by Congress that significantly reduces Title IV program funding or our ability or the ability of our students to participate in the Title IV programs could increase our costs of compliance, reduce the ability of some students to finance their education at our institution, require us to seek to arrange for other sources of financial aid for our students and materially decrease our student enrollment, each of which could have a material adverse effect on us. In addition, a transition to the FDL program could cause disruptions in the administration of Title IV program loans to our students if we or the Department of Education encounter difficulties with the systems or processes necessary for increased FDL program loans.

Regulatory Standards that May Restrict Institutional Expansion or Other Changes

Many actions that we may wish to take in connection with expanding our operations or other changes are subject to review or approval by the applicable regulatory agencies.

Adding teaching locations, implementing new educational programs, and increasing enrollment.  The requirements and standards of state education agencies, accrediting commissions, and the Department of Education limit our ability in certain instances to establish additional teaching locations, implement new educational programs, or increase enrollment in certain programs. Many states require review and approval before institutions can add new locations or programs, and Arizona also limits the number of undergraduate nursing students we may enroll (which represents a small portion of our overall nursing program). The Arizona State Board for Private Postsecondary Education, the Higher Learning Commission, and other state education agencies and specialized accrediting commissions that authorize or accredit us and our programs generally require institutions to notify them in advance of adding new locations or implementing new programs, and upon notification may undertake a review of the quality of the facility or the program and the financial, academic, and other qualifications of the institution. For instance, following applications we filed in

December 2006, we received approval from the Higher Learning Commission and the Arizona State Board for Private Postsecondary Education in March 2008 to add our first doctoral level program.

With respect to the Department of Education, if an institution participating in the Title IV programs plans to add a new location or educational program, the institution must generally apply to the Department of Education to have the additional location or educational program designated as within the scope of the institution’s Title IV eligibility. However, a degree-granting institution such as us is not required to obtain the Department of Education’s approval of additional programs that lead to an associate, bachelor’s, professional, or graduate degree at the same degree level as programs previously approved by the Department of Education. Similarly, an institution is not required to obtain advance approval for new programs that prepare students for gainful employment in the same or a related recognized occupation as an educational program that has previously been designated by the Department of Education as an eligible program at that institution if it meets certain minimum-length requirements. However, as a condition for an institution to participate in the Title IV programs on a provisional basis, the Department of Education can require prior approval of such programs or otherwise restrict the number of programs an institution may add or the extent to which an institution can modify existing educational programs. If an institution that is required to obtain the Department of Education’s advance approval for the addition of a new program or new location fails to do so, the institution may be liable for repayment of the Title IV program funds received by the institution or students in connection with that program or enrolled at that location.

Acquiring other schools.  While we have not acquired any other schools in the past, we may seek to do so in the future. The Department of Education and virtually all state education agencies and accrediting commissions require a company to seek their approval if it wishes to acquire another school. In our case, we would need to obtain the approval of the Arizona State Board for Private Postsecondary Education or other state education agency that licenses the school being acquired, the Higher Learning Commission, any other accrediting commission that accredits the school being acquired, and the Department of Education. The level of review varies by individual state and accrediting commission, with some requiring approval of such an acquisition before it occurs while others only consider approval after the acquisition has occurred. The Higher Learning Commission would require us to obtain its advance approval of such an acquisition. The approval of the applicable state education agencies and accrediting commissions is a necessary prerequisite to the Department of Education certifying the acquired school to participate in the Title IV programs under our ownership. The restrictions imposed by any of the applicable regulatory agencies could delay or prevent our acquisition of other schools in some circumstances.

Provisional certification.  Each institution must apply to the Department of Education for continued certification to participate in the Title IV programs at least every six years, or when it undergoes a change in control, and an institution may come under the Department of Education’s review when it expands its activities in certain ways, such as opening an additional location, adding an educational program, or modifying the academic credentials that it offers.

The Department of Education may place an institution on provisional certification status if it finds that the institution does not fully satisfy all of the eligibility and certification standards. In addition, if a company acquires a school from another entity, the acquired school will automatically be placed on provisional certification when the Department of Education approves the transaction. During the period of provisional certification, the institution must comply with any additional conditions or restrictions included in its program participation agreement with the Department of Education. If the Department of Education finds that a provisionally certified institution is unable to meet its responsibilities under its program participation agreement, it may seek to revoke the institution’s certification to participate in the Title IV programs without advance notice or advance opportunity for the institution to challenge that action. In addition, the Department of Education may more closely review an institution that is provisionally certified if it applies for recertification or approval to open a new location, add an educational program, acquire another school, or make any other significant change. Students attending provisionally certified institutions remain eligible to receive Title IV program funds.

We are currently provisionally certified to participate in the Title IV programs on a month-to-month basis. The Department of Education issued our current program participation agreement in May 2005, after an extended review following the change in control that occurred in February 2004. The Department of Education’s 2005 recertification imposed certain conditions on us, including a requirement that we post a letter of credit, accept restrictions on the growth of our program offerings and enrollment, and receive Title IV funds under the heightened cash monitoring system of payment rather than by advance payment. In October 2006, the Department of Education eliminated the letter of credit requirement and allowed the growth restrictions to expire, and in August 2007, it eliminated the heightened cash monitoring restrictions and returned us to the advance payment method. We submitted our application for recertification in March 2008 in anticipation of the expiration of our provisional certification on June 30, 2008. The Department of Education did not make a decision on our recertification application by June 30, 2008 and therefore our provisional certification to participate in the Title IV programs has been automatically extended on a month-to-month basis until the Department of Education makes its decision. Since June 2008, we have filed updates with the Department of Education and communicated with Department of Education personnel in order to update our pending recertification application with relevant information, such as our status as a publicly-traded corporation after the initial public offering and the identity of the members of our board of directors. There can be no assurance that the Department of Education will recertify us while the investigation by the Office of Inspector General of the Department of Education is being conducted, while the qui tam lawsuit is pending, or at all, or that it will not impose restrictions as a condition of approving our pending recertification application or with respect to any future recertification.

Change in ownership resulting in a change in control.  The Department of Education and the Higher Learning Commission, as well as many accrediting commissions and states require institutions of higher education to report or obtain approval of certain changes in control and changes in other aspects of institutional organization or control. The types of and thresholds for such reporting and approval vary among the various regulatory bodies.

Under Department of Education regulations, an institution that undergoes a change in control as defined by the Department of Education loses its eligibility to participate in the Title IV programs and must apply to the Department of Education in order to reestablish such eligibility. In connection with our initial public offering in November 2008, we submitted a description of the offering to the Department of Education, including a description of the voting agreement that forms the basis for the Richardson Voting Group. Based on this description, the Department of Education concluded that our initial public offering did not result in a change in control under the Department of Education’s regulations that were applicable to us before we became a publicly-traded corporation. With respect to publicly-traded corporations, like us, Department of Education regulations provide that a change in control occurs if either: (i) there is an event that would obligate the corporation to file a Current Report on Form 8-K with the SEC disclosing a change in control, or (ii) the corporation has a stockholder that owns, or has voting control over, at least 25% of the total outstanding voting stock of the corporation and is the largest stockholder of the corporation (defined in the regulations as a “controlling shareholder”), and that controlling shareholder ceases to own, or have voting control over, at least 25% of such stock or ceases to be the largest stockholder. Based on the number of shares of common stock expected to be sold by us and the selling stockholders in this offering, we believe that the Richardson Voting Group will continue to hold voting power with respect to 25% or more of our total outstanding voting stock after the completion of the offering and that this offering will not constitute a change in control under the Department of Education’s regulations. See “Beneficial Ownership of Common Stock.” We have notified the Department of Education of this offering and we plan to initiate further communications with the Department of Education to seek its confirmation that the offering will not constitute a change in control under its standards.

The Higher Learning Commission provides that an institution must obtain its approval in advance of a change in ownership, corporate control or structure in order for the institution to retain its accredited status. In June 2009, the Higher Learning Commission adopted new policies and standards for the review of transactions that may constitute such a change in control. One standard provides that a transaction may be considered a change in control if an individual, entity or group increases or decreases its control of shares to greater than or less than 25% of the total outstanding shares of the stock of a parent corporation that owns or controls the accredited institution. In addition, in the event of a change in control, the Higher Learning Commission requires the institution to obtain its approval in advance of the change, and in certain circumstances that process may require several weeks or several months or more to complete. In addition, following a change in control, the Higher Learning Commission will conduct an onsite evaluation within six months in order to continue the institution’s accreditation. The Higher Learning Commission did consider our initial public offering in November 2008 to be a change in control under its policies and, while it approved our consummation of the offering, it informed us that it would conduct a site visit to confirm the appropriateness of the approval and to evaluate whether we continue to meet the Higher Learning Commission’s eligibility criteria. The Higher Learning Commission, after conducting its site visit in March 2009, determined, among other things, that the initial public offering was conducted in a manner that did not disrupt our ongoing operations and that no further action would be required as a result of the change in control, and formally approved the change in control in June 2009. Based on the number of shares of common stock expected to be sold by us and the selling stockholders in this offering, we believe that the Richardson Voting Group will continue to hold voting power with respect to 25% or more of our total outstanding voting stock after the completion of the offering and that this offering will not constitute a change in control under the Higher Learning Commission’s policies. See “Beneficial Ownership of Common Stock.” We have submitted a description of this offering to the Higher Learning Commission and requested its confirmation that the offering will not constitute a change in control under its policies and standards, and the Higher Learning Commission has informed us that it is reviewing our inquiry.

Even if this offering will not constitute a change of control under the Department of Education’s regulations or the Higher Learning Commission’s policies, under the terms of the voting agreement with the Richardson Voting Group, if any person party to the voting agreement transfers shares covered by the proxy in registered or open-market sales, the proxy is no longer effective as to such shares. Accordingly, the number of shares over which the Richardson Voting Group will continue to hold voting power will decrease over time as shares held by other parties to the voting agreement are sold, and we may not be aware of these sales since many of the shares subject to the voting agreement are held in “street name.” If at any time in the future, as a result of such future registered or open-market sales, the number of shares over which the Richardson Voting Group holds voting power falls below 25%, a change in control will occur. At that point, with respect to the Department of Education, if we file a timely and materially complete application, the Department of Education may temporarily certify us on a provisional basis following the change in control, so that our students would retain access to Title IV program funds until the Department of Education completes its full review. In addition, the Department of Education will extend our temporary provisional certification if we timely file other required materials, including any approval of the change of control by the Higher Learning Commission and the Arizona State Board for Private Postsecondary Education, as required, and certain required financial information (consisting of our recent SEC filings) showing our financial condition. As a general matter, an institution is required to file the materially complete application within ten business days after the change in control, as measured from the date of the event that constitutes the change in control. The deadline for an institution to timely file the other materials, including the financial documentation, that are required following a change in control is the last day of the month following the month in which the change of control occurs. For an institution that is owned by a publicly traded corporation, like us, a related Department of Education regulation provides that the deadline to notify the Department of Education of a significant change in the distribution of the ownership of the institution is ten days, as measured from the date on which management of the corporation learns of such significant change or, alternatively, the date that the institution notifies its accrediting agency of such change. If the Department of Education were to determine that we failed to meet any of these application and other deadlines, our certification would expire and our students would not be eligible to receive Title IV program funds until the Department of Education completes its full review, which commonly takes several months and may take longer. If the Department of Education approves the application after a change in control, it would normally certify us on a provisional basis for a period of up to approximately three years. The precise conditions and duration of our provisional certification in this circumstance and what restrictions, if any, may be imposed, are difficult to predict because we have been certified on a month-to-month basis for an extended period and are subject to the ongoing investigation by the Office of Inspector General of the Department of Education and the qui tam lawsuit, which may affect the Department of Education’s decision regarding the terms to attach when it next renews our certification.

With respect to the Higher Learning Commission, if we anticipate that the number of shares over which the Richardson Voting Group holds voting power will fall below 25% at any time in the future, we would be required to obtain the approval of the Higher Learning Commission before such event occurs. However, because we may be unaware when such event occurs, we would plan to seek the cooperation of the Higher Learning Commission to allow us to arrange an appropriate review procedure at that time since there may not be an opportunity to obtain the Higher Learning Commission’s advance review and approval, as is typically required by its policies. Another policy of the Higher Learning Commission provides that an institution is obligated to provide notice of certain transactions, such as the transfer of stock by an investor, promptly after the institution becomes reasonably knowledgeable of such transaction. This policy suggests that, in certain circumstances, the Higher Learning Commission can adapt its procedures to allow an institution, like us, to provide notice and seek the necessary approval after the institution gains knowledge of an investor transaction such as the sale of shares by other parties to the voting agreement, but there can be no assurance that would be the case with respect to this offering or any such sales of stock that may occur following the completion of this offering. In such a circumstance, we cannot predict whether the Higher Learning Commission would impose any limitations or conditions on us, or identify any compliance issues related to us in the context of the change in control process, that could result in our loss of accreditation by the Higher Learning Commission. Any such loss would result in our loss of eligibility to participate in the Title IV programs and cause a significant decline in our student enrollments.

Many states include the sale of a controlling interest of common stock in the definition of a change in control requiring approval, but their thresholds for determining a change in control vary widely. The standards of the Arizona State Board for Private Postsecondary Education provide that an institution that is owned by a publicly-traded company whose control is vested in the voting members of the board of directors, such as Grand Canyon Education, undergoes a change in control if 50% or more of the voting members of the board of directors change within a 12-month period or the chief executive officer of the corporation changes. A change in control under the definition of one of the other state agencies that regulate us might require us to obtain approval of the change in control in order to maintain our authorization to operate in that state, and in some cases such states could require us to obtain advance approval of the change in control.

We notified the Arizona State Board for Private Postsecondary Education of our initial public offering and, based on our communications with that agency before and after the consummation of the initial public offering , we do not believe that our initial public offering constituted a change in control under Arizona law that was applicable to us before we were a publicly traded corporation. We believe that this offering will not constitute a change in control under the standards of the Arizona State Board for Private Postsecondary Education that are applicable to publicly-traded companies because it will not result in a change to 50% or more of the voting members of the board of directors in a 12-month period or since the date that we became a publicly-traded corporation, and because it will not result in a change to the chief executive officer of the corporation. If we were to undergo a change in control under the standards of the Arizona State Board of Private Postsecondary Education at any time in the future, we would be required to file an application with the Arizona State Board for Private Postsecondary Education in order to obtain approval for such change in control. We cannot predict whether the Arizona State Board for Private Postsecondary Education would impose any limitations or conditions on us, or identify any compliance issues related to us in the context of the change in control process, that could result in our loss of authorization in Arizona. Any such loss would result in our loss of eligibility to participate in the Title IV programs and cause a significant decline in our student enrollments.

We also notified other accrediting commissions and state agencies, as we believed necessary, of our initial public offering and the reasons why we believed that offering did not constitute a change in control under their respective standards, or to determine what was required if any such commission or agency did consider the offering to constitute a change in control. None of the other accrediting commissions and state agencies that we notified of our initial public offering advised us that it concluded that the offering constituted a change in control under its policies or that it required us to take any further action. We plan to provide each of these other accrediting commissions and state agencies with a notice and description of this offering before the consummation of the offering. We do not believe that any of them will require us to obtain their approval in connection with this offering, but we cannot be certain of that. If this offering were considered a change of control under the standards of any of these commissions or agencies, and we failed to obtain the approval of that commission or agency, we could lose accreditation, state licensure, or be subject to other limitations or penalties.

Additional state regulation.  Most state education agencies impose regulatory requirements on educational institutions operating within their boundaries. Some states have sought to assert jurisdiction over out-of-state educational institutions offering online degree programs that have no physical location in the state but that have some activity in the state, such as enrolling or offering educational services to students who reside in the state, employing faculty who reside in the state, or advertising to or recruiting prospective students in the state. State regulatory requirements for online education vary among the states, are not well developed in many states, are imprecise or unclear in some states, and can change frequently. In addition to Arizona, we have determined that our activities in certain states constitute a presence requiring licensure or authorization under the requirements of the state education agency in those states, and in other states we have obtained approvals as we have determined necessary in connection with our marketing and recruiting activities. We review the licensure requirements of other states when appropriate to determine whether our activities in those states require licensure or authorization by the respective state education agencies. Because state regulatory requirements, including agency interpretations, can change frequently, and because we enroll students from all 50 states and the District of Columbia, we expect we will have to seek licensure or authorization in additional states in the future. If we fail to comply with state licensing or authorization requirements for any state, we may be subject to the loss of state licensure or authorization by that state, or be subject to other sanctions, including restrictions on our activities in that state, fines, and penalties. While we do not believe that any of the states in which we are currently licensed or authorized, other than Arizona, are individually material to our operations, the loss of licensure or authorization in a state other than Arizona could prohibit us from recruiting prospective students or offering services to current students in that state, which could significantly reduce our enrollments.